Exhibit 10.37


================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                August [__], 2006

                                     between

                         SECURITY CAPITAL ASSURANCE LTD,
                            XL CAPITAL ASSURANCE INC.
                                       and
                          XL FINANCIAL ASSURANCE LTD.,
                               as Account Parties,

                            The LENDERS Party Hereto

                                       and

                                 CITIBANK, N.A.,
                             as Administrative Agent

                                  -------------

                                  $500,000,000

                                  -------------

                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                          J.P. MORGAN SECURITIES INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

                                  -------------

                           JPMORGAN CHASE BANK, N.A.,
                              as Syndication Agent

                                  -------------

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              HSBC BANK USA, N.A.,
                             MERRILL LYNCH BANK USA
                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Documentation Agents

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I......................................................................1

   DEFINITIONS.................................................................1
      SECTION 1.01.  Defined Terms.............................................1
      SECTION 1.02.  Terms Generally..........................................16
      SECTION 1.03.  Accounting Terms; GAAP and SAP...........................17

ARTICLE II....................................................................17

   THE CREDITS................................................................17
      SECTION 2.01.  Syndicated Letters of Credit.............................17
      SECTION 2.02.  Issuance and Administration..............................18
      SECTION 2.03.  Reimbursement of LC Disbursements, Etc...................19
      SECTION 2.04.  Non-Syndicated Letters of Credit.........................21
      SECTION 2.05.  Participated Letters of Credit...........................26
      SECTION 2.06.  Alternative Currency Letters of Credit...................30
      SECTION 2.07.  Loans and Borrowings.....................................31
      SECTION 2.08.  Requests for Borrowings..................................32
      SECTION 2.09.  Funding of Borrowings....................................33
      SECTION 2.10.  Interest Elections.......................................34
      SECTION 2.11.  Termination and Reduction of the Commitments.............35
      SECTION 2.12.  Repayment of Loans; Evidence of Debt.....................35
      SECTION 2.13.  Prepayment of Loans......................................36
      SECTION 2.14.  Fees.....................................................37
      SECTION 2.15.  Interest.................................................38
      SECTION 2.16.  Alternate Rate of Interest...............................39
      SECTION 2.17.  Increased Costs..........................................39
      SECTION 2.18.  Break Funding Payments...................................40
      SECTION 2.19.  Taxes....................................................41
      SECTION 2.20.  Payments Generally; Pro Rata Treatment;
                       Sharing of Set-offs....................................43
      SECTION 2.21.  Mitigation Obligations; Replacement of Lenders...........45

ARTICLE III...................................................................46

   REPRESENTATIONS AND WARRANTIES.............................................46
      SECTION 3.01.  Organization; Powers.....................................46
      SECTION 3.02.  Authorization; Enforceability............................46
      SECTION 3.03.  Governmental Approvals; No Conflicts.....................46
      SECTION 3.04.  Financial Condition; No Material Adverse Change..........46
      SECTION 3.05.  Properties...............................................47
      SECTION 3.06.  Litigation and Environmental Matters.....................47
      SECTION 3.07.  Compliance with Laws and Agreements......................47
      SECTION 3.08.  Investment Company Status................................48
      SECTION 3.09.  Taxes....................................................48

      SECTION 3.10.  ERISA....................................................48
      SECTION 3.11.  Disclosure...............................................48
      SECTION 3.12.  Use of Credit............................................48
      SECTION 3.13.  Subsidiaries.............................................49
      SECTION 3.14.  Withholding Taxes........................................49
      SECTION 3.15.  Stamp Taxes..............................................49
      SECTION 3.16.  Legal Form...............................................49

ARTICLE IV....................................................................49

   CONDITIONS.................................................................49
      SECTION 4.01.  Effective Date...........................................49
      SECTION 4.02.  Each Credit Event........................................51

ARTICLE V.....................................................................51

   AFFIRMATIVE COVENANTS......................................................51
      SECTION 5.01.  Financial Statements and Other Information...............51
      SECTION 5.02.  Notices of Material Events...............................53
      SECTION 5.03.  Preservation of Existence and Franchises.................53
      SECTION 5.04.  Insurance................................................53
      SECTION 5.05.  Maintenance of Properties................................54
      SECTION 5.06.  Payment of Taxes and Other Potential Charges
                       and Priority Claims; Payment of Other
                       Current Liabilities....................................54
      SECTION 5.07.  Financial Accounting Practices...........................54
      SECTION 5.08.  Compliance with Applicable Laws..........................55
      SECTION 5.09.  Use of Letters of Credit and Proceeds....................55
      SECTION 5.10.  Continuation of and Change in Businesses.................55
      SECTION 5.11.  Visitation...............................................55

ARTICLE VI....................................................................55

   NEGATIVE COVENANTS.........................................................55
      SECTION 6.01.  Mergers..................................................55
      SECTION 6.02.  Dispositions.............................................56
      SECTION 6.03.  Liens....................................................56
      SECTION 6.04.  Transactions with Affiliates.............................58
      SECTION 6.05.  Ratio of Total Funded Debt to Total Capitalization.......58
      SECTION 6.06.  Consolidated Net Worth...................................58
      SECTION 6.07.  Indebtedness.............................................58
      SECTION 6.08.  Private Act..............................................59

ARTICLE VII...................................................................59

   EVENTS OF DEFAULT..........................................................59

ARTICLE VIII..................................................................62

   THE ADMINISTRATIVE AGENT...................................................62
      SECTION 8.01.  Authorization and Action.................................62
      SECTION 8.02.  Agent's Reliance, Etc....................................62

      SECTION 8.03.  Citibank and Affiliates..................................63
      SECTION 8.04.  Lender Credit Decision...................................63
      SECTION 8.05.  Indemnification..........................................63
      SECTION 8.06.  Successor Agent..........................................63
      SECTION 8.07.  Arrangers, Etc...........................................64

ARTICLE IX....................................................................64

   MISCELLANEOUS..............................................................64
      SECTION 9.01.  Notices..................................................64
      SECTION 9.02.  Waivers; Amendments......................................66
      SECTION 9.03.  Expenses; Indemnity; Damage Waiver.......................67
      SECTION 9.04.  Successors and Assigns...................................68
      SECTION 9.05.  Survival.................................................72
      SECTION 9.06.  Counterparts; Integration; Effectiveness.................72
      SECTION 9.07.  Severability.............................................72
      SECTION 9.08.  Right of Setoff..........................................72
      SECTION 9.09.  Governing Law; Jurisdiction; Etc.........................73
      SECTION 9.10.  WAIVER OF JURY TRIAL.....................................73
      SECTION 9.11.  Headings.................................................74
      SECTION 9.12.  Treatment of Certain Information; Confidentiality........74
      SECTION 9.13.  Judgment Currency........................................75
      SECTION 9.14.  USA PATRIOT Act..........................................75

SCHEDULE I     -    Commitments
SCHEDULE II    -    Indebtedness and Liens
SCHEDULE III   -    Litigation
SCHEDULE IV    -    Environmental Matters
SCHEDULE V     -    Subsidiaries


EXHIBIT A      -   Form of Assignment and Assumption
EXHIBIT B-1    -   Form of Opinion of Counsel to XLCA
EXHIBIT B-2    -   Form of Opinion of Special U.S. Counsel to the Borrowers
EXHIBIT B-3    -   Form of Opinion of Special Bermuda Counsel to SCA and XLFA
EXHIBIT C      -   Form of Opinion of Special New York Counsel to Citibank, N.A.
EXHIBIT D      -   Form of Confirming Lender Agreement

               CREDIT AGREEMENT dated as of August [__], 2006, between SECURITY CAPITAL ASSURANCE LTD, a Bermuda limited liability company ("SCA"), XL CAPITAL ASSURANCE INC., a New York corporation ("XLCA") and XL FINANCIAL ASSURANCE LTD., a Bermuda limited liability company ("XLFA" and, together with SCA and XLCA, each an "Account Party" and collectively, the "Account Parties"), the LENDERS party hereto, and CITIBANK, N.A., as Administrative Agent.

               The Account Parties have requested that the Lenders issue letters of credit for their account and make loans to them in an aggregate face or principal amount not exceeding $500,000,000 at any one time outstanding, and the Lenders are prepared to issue such letters of credit and make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


               CREDIT AGREEMENT dated as of August [__], 2006, between SECURITY CAPITAL ASSURANCE LTD, a Bermuda limited liability company ("SCA"), XL CAPITAL ASSURANCE INC., a New York corporation ("XLCA") and XL FINANCIAL ASSURANCE LTD., a Bermuda limited liability company ("XLFA" and, together with SCA and XLCA, each an "ACCOUNT PARTY" and collectively, the "ACCOUNT PARTIES"), the LENDERS party hereto, and CITIBANK, N.A., as Administrative Agent.

               The Account Parties have requested that the Lenders issue letters of credit for their account and make loans to them in an aggregate face or principal amount not exceeding $500,000,000 at any one time outstanding, and the Lenders are prepared to issue such letters of credit and make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

               "ACCOUNT PARTIES" means each of SCA, XLCA and XLFA.

               "ACCOUNT PARTY JURISDICTION" means (a) Bermuda and (b) any other country (i) where any Account Party is licensed or qualified to do business or
(ii) from or through which payments hereunder are made by any Account Party.

               "ADJUSTED LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period MULTIPLIED BY (b) the Statutory Reserve Rate for such Interest Period.

               "ADMINISTRATIVE AGENT" means Citibank, in its capacity as administrative agent for the Lenders hereunder.

               "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

               "ALTERNATIVE CURRENCY" means euros or Pounds Sterling, as applicable.

               "ALTERNATIVE CURRENCY LC EXPOSURE" means, at any time, the sum of
(a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Alternative Currency Letters of Credit at such time PLUS (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements under Alternative Currency Letters of Credit that have not been reimbursed by or on behalf of the relevant Account Party at such time. The Alternative Currency LC Exposure of any Lender shall at any time be such Lender's share of the total Alternative Currency LC Exposure at such time.

               "ALTERNATIVE CURRENCY LETTER OF CREDIT" means a letter of credit issued by a Lender in an Alternative Currency pursuant to Section 2.06.

               "ALTERNATIVE CURRENCY LETTER OF CREDIT REPORT" has the meaning set forth in Section 2.06(b).

               "APPLICABLE ADDITIONAL MARGIN", with respect to any Loan for any period during which the aggregate outstanding principal amount of the Loans is greater than 50% of the Revolving Credit Commitments then in effect, the rate per annum specified under the caption "Applicable Additional Margin" in the table contained in the definition of "Applicable Rate" in this Section or otherwise determined in accordance with such definition.

               "APPLICABLE MARGIN" means, with respect to any Eurodollar Loan, the rate per annum specified under the caption "Applicable Margin" in the table contained in the definition of "Applicable Rate" in this Section or otherwise determined in accordance with such definition.

               "APPLICABLE PERCENTAGE" means (a) with respect to any Lender under the Letter of Credit Tranche in relation to its obligations to issue or participate in Letters of Credit (or related matters), the percentage of the Letter of Credit Commitments of all the Lenders represented by such Lender's Letter of Credit Commitment, (b) with respect to any Lender under the Revolving Credit Tranche, the percentage of the Revolving Credit Commitments of all the Lenders represented by such Lender's Revolving Credit Commitment and (c) otherwise, with respect to any Lender, the percentage of the Commitments of all the Lenders represented by such Lender's Commitment(s). If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

               "APPLICABLE RATE" means, for any day, with respect to the facility fees payable hereunder, interest margins applicable to Eurodollar Loans, letter of credit fees applicable to Letters of Credit or additional interest margins applicable to Loans , as the case may be, the applicable rate per annum set forth in first column of the table below under the caption "Applicable Facility Fee Rate", "Applicable Margin", "Applicable Letter of Credit Fee Rate", or "Applicable Additional Margin" , respectively, based upon the applicable Financial Strength Rating for the Relevant Account Party as determined below:

--------------------------------------------------------------------------------
S&P/Moody's
Financial Strength                                                   Level 3
Ratings for Relevant             Level 1           Level 2        Ratings Below
Account Party                   AAA / Aaa         AA+ / Aa1          Level 2
--------------------------------------------------------------------------------
Applicable Facility Fee           0.04%              0.05%             0.06%
Rate

--------------------------------------------------------------------------------
Applicable Margin                 0.11%              0.125%            0.14%

--------------------------------------------------------------------------------
Applicable Letter of              0.11%              0.125%            0.14%
Credit Fee Rate

--------------------------------------------------------------------------------
Applicable Additional             0.00%              0.025%            0.05%
Margin

--------------------------------------------------------------------------------

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                                      - 3 -


For purposes of the foregoing:

               (i) (except as provided in clause (iii) below in the case of SCA) if either S&P or Moody's shall not have in effect a Financial Strength Rating for the Relevant Account Party (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then the Financial Strength Rating of such rating agency for such Relevant Account Party shall be deemed to fall within Level 3 above;

               (ii) if the Financial Strength Ratings of S&P and Moody's for the Relevant Account Party shall fall within different Levels, the Applicable Rate for such Relevant Account Party shall be based on the lower of the two ratings unless one of the two ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be determined by referencing the ratings level next above that of the lower of the two ratings;

               (iii) if both S&P and Moody's shall not have in effect a Financial Strength Rating for SCA (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then the Financial Strength Ratings of such rating agencies for SCA shall be deemed to be one Level below the applicable Financial Strength Ratings of such rating agencies for XLCA and XLFA (and if the Applicable Rate for XLCA and XLFA shall fall within different Levels, the Applicable Rate for SCA shall be based on the lower of the two Levels); and

               (iv) if the Financial Strength Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the financial strength rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of providing insurance ratings, SCA and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating of such rating agency most recently in effect prior to such change or cessation. For purposes of this definition, "RELEVANT ACCOUNT PARTY" means (A) with respect to the applicable Level for purposes of determining the Facility Fee Rate, (I) payable on the unused portion of the Commitments on any date, the Account Party that falls within the highest Level on such date, and (II) payable on any drawn portion of the Commitment with respect to any Loan made to an Account Party or any Letter of Credit issued for an Account Party, the relevant Account Party of such Loan or Letter of Credit and (B) otherwise, the relevant Account Party of the applicable Loan or Letter of Credit.

               "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

               "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

               "AVAILABILITY PERIOD" means the period from and including the Effective Date to but not including the Commitment Termination Date.

               "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate and (b) 0.50% per annum above the Federal Funds Effective Rate.

               "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

               "BORROWING" means, with respect to any Account Party, (a) all BR Loans of such Account Party made, converted or continued on the same date or (b) all Eurodollar Loans of such Account Party that have the same Interest Period.

               "BORROWING REQUEST" has the meaning assigned to such term in
Section 2.08(a).

               "BR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

               "BUSINESS DAY" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City, London or Bermuda are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Loan, or to a notice by an Account Party with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "CHANGE IN CONTROL" means the occurrence of any of the following events or conditions: (a) any Person (other than XL Capital Ltd), including any syndicate or group deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of SCA entitling such Person to exercise 40% or more of the total voting power of all shares of capital stock of SCA that is entitled to vote generally in elections of directors, other than an acquisition by SCA, any of its Subsidiaries or any employee benefit plans of SCA; or (b) SCA merges or consolidates with or into any other Person (other than a Subsidiary), another Person (other than a Subsidiary) merges into SCA or SCA conveys, sells, transfers or leases all or substantially all of its assets to another Person (other than a Subsidiary), other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of capital stock of SCA (other than the cancellation of any outstanding shares of capital stock of SCA held by the Person with whom it merges or consolidates) or (ii) which is effected solely to change the jurisdiction of incorporation of SCA and results in a reclassification, conversion or exchange of outstanding shares of capital stock of SCA solely into shares of capital stock of the surviving entity; or (c) a majority of the members of SCA's board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders.

               "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.17(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "CITIBANK" means Citibank, N.A.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

               "COMMITMENT" means, with respect to any Lender, the Letter of Credit Commitment and/or the Revolving Credit Commitment of such Lender, as applicable. The initial aggregate amount of the Lenders' Commitments is $500,000,000.

               "COMMITMENT TERMINATION DATE" means August [__], 2011.

               "CONFIRMING LENDER" means, with respect to any Lender, any other Person which is listed on the NAIC Approved Bank List that has agreed, by delivery of an agreement between such Lender and such other Person in substantially the form of Exhibit D or any other form satisfactory to the Administrative Agent, to honor the obligations of such Lender in respect of a draft complying with the terms of a Syndicated Letter of Credit or a Non-Syndicated Letter of Credit, as the case may be, as if, and to the extent, such other Person were the "issuing lender" (in place of such Lender) named in such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be.

               "CONSOLIDATED NET WORTH" means, at any time, the consolidated stockholders' equity of SCA and its Subsidiaries, PROVIDED that the calculation of such consolidated stockholders' equity shall exclude (a) the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 115 ("Accounting for Certain Investments in Debt and Equity Securities"), (b) the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 133 ("Accounting for Derivative Instruments and Hedging Activities") and (c) any Exempt Indebtedness (and the assets relating thereto) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of SCA and its consolidated Subsidiaries in accordance with GAAP.

               "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

               "CREDIT DOCUMENTS" means, collectively, this Agreement and the Letter of Credit Documents.

               "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "DOLLAR EQUIVALENT" means, as used in each Alternative Currency Letter of Credit Report and in respect of any Alternative Currency Letter of Credit, the amount of Dollars obtained by converting the Alternative Currency LC Exposure with respect to such Alternative Currency Letter of Credit, as specified in such Alternative Currency Letter of Credit Report, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Business Day before the date of such Alternative Currency Letter of Credit Report (unless another rate or time is agreed to by SCA and the Administrative Agent).

               "DOLLARS" or "$" refers to lawful money of the United States of America.

               "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               "ENVIRONMENTAL LAWS" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

               "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of an Account Party or any Subsidiary resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with any Account Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

               "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Account Party or any of such Account Party's ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Account Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Account Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Account Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Account Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

               "EURO" means the single currency of Participating Member States of the European Union.

               "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

               "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Account Party hereunder, (a) Taxes imposed on (or measured by) its net income, net profits or overall gross receipts (including, without limitation, branch profits or similar taxes) by the United States of America, or by any jurisdiction under the laws of which such recipient is organized or resident, in which such recipient has an office or with which such recipient has any other connection (other than a connection that is deemed to arise solely by reason of both (I) the transactions contemplated by this Agreement and (II) an Account Party being organized in, maintaining an office in, conducting business in, or having a connection with, such jurisdiction), (b) any Taxes not described in clause (a) above (other than Other Taxes) that are imposed as a result of a connection the Administrative Agent or any Lender, as the case may be, has with the relevant jurisdiction (other than a connection that is deemed to arise solely by reason of both (I) the transactions contemplated by this Agreement and (II) an Account Party being organized or resident in, maintaining an office in, conducting business in, or having a connection with, such jurisdiction) and (c) any Tax imposed pursuant to a law in effect at the time such Lender first becomes a party to this Agreement except to the extent that such Lender's assignor, if any, was entitled at the time of the assignment to receive additional amounts from any Account Party with respect to such Tax under Section 2.19(a) or 2.19(c) and (d) any Tax that is attributable to such Lender's failure or inability (other than as a result of a Change in Law formally announced after such Lender becomes a party to this Agreement) to comply with Section 2.19(e).

               "EXEMPT INDEBTEDNESS" means any Indebtedness of any Person (other than SCA or any of its Affiliates) that is consolidated on the balance sheet of SCA and its consolidated Subsidiaries in accordance with GAAP (whether or not required to be so consolidated); PROVIDED that (a) at the time of the incurrence of such Indebtedness by such Person, the cash flows from the assets of such Person shall reasonably be expected by such Person to liquidate such Indebtedness and all other liabilities (contingent or otherwise) of such Person and (b) no portion of such Indebtedness of such Person shall be Guaranteed (other than guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness) by, or shall be secured by a Lien on any assets owned by, SCA or any of its Subsidiaries and neither such Person nor any of the holders of such Indebtedness shall have any direct or indirect recourse to SCA or any of its Subsidiaries (other than in respect of liabilities and guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness).

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "FINANCIAL OFFICER" means, with respect to any Account Party, a principal financial officer of such Account Party.

               "FINANCIAL STRENGTH RATING" means, at any time, with respect to any Account Party, the then current financial strength rating of such Account Party issued by Moody's and/or or S&P.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "GIC" means a guaranteed investment contract or funding agreement or other similar agreement issued by an Account Party or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.

               "GOVERNMENTAL AUTHORITY" means the government of the United States of America, or of any other nation (including the European Union), or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "GRANTING LENDER" has the meaning assigned to such term in
Section 9.04.

               "GUARANTEE" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

               "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

               "INDEBTEDNESS" means, for any Person, without duplication: (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person; PROVIDED that the following shall be excluded from Indebtedness of SCA and any of its Subsidiaries for purposes of this Agreement: (a) all payment liabilities of any such Person under insurance and reinsurance policies from time to time issued by such Person, including guarantees of any such payment liabilities; (b) all other liabilities (or guarantees thereof) arising in the ordinary course of any such Person's business as an insurance or reinsurance company (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto), or as a corporate member of The Council of Lloyd's, or as a provider of financial or investment services or contracts (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto); and (c) any Exempt Indebtedness.

               "INDEMNIFIED TAXES" means, with respect to any Account Party, Taxes imposed on the Administrative Agent or any Lender on or with respect to any payment by such Account Party hereunder, other than Excluded Taxes and Other Taxes.

               "INSURANCE SUBSIDIARY" means any Subsidiary which is subject to the regulation of, and is required to file statutory financial statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

               "INTEREST ELECTION REQUEST" has the meaning assigned to such term in Section 2.10.

               "INTEREST PAYMENT DATE" means (a) with respect to any BR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

               "INTEREST PERIOD" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or (if agreed to by all of the Lenders) nine or twelve months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; PROVIDED that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

               "ISDA" has the meaning assigned to such term in Section 6.03(f).

               "ISSUING LENDER" means (a) with respect to any Participated Letter of Credit, Citibank, in its capacity as the issuer of such Participated Letter of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(j), (b) with respect to any Syndicated Letter of Credit, each Lender, in its capacity as the issuer of such Syndicated Letter of Credit and

(c) with respect to any Non-Syndicated Letter of Credit, the Lender named therein as the issuer thereof.

               "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

               "LC DISBURSEMENT" means (a) with respect to any Participated Letter of Credit or Non-Syndicated Letter of Credit, a payment made by the Issuing Lender thereof pursuant thereto and (b) with respect to any Syndicated Letter of Credit or Alternative Currency Letter of Credit, a payment made by a Lender pursuant thereto.

               "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate amount of all LC Disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the relevant Account Party at such time. The LC Exposure of any Lender at any time shall be the sum of (i) its Applicable Percentage of the total LC Exposure (excluding any Alternative Currency LC Exposure) PLUS (ii) the Alternative Currency LC Exposure (if any) of such Lender at such time.

               "LENDERS" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. For purposes of Sections 2.01, 2.02, 2.03, 2.04, 2.05 and 2.06, any reference to the term "Lender" or "Lenders" shall mean a Lender or the Lenders under the Letter of Credit Tranche.

               "LETTER OF CREDIT COMMITMENT" means, with respect to any Lender, the commitment of such Lender, if any, to issue Syndicated Letters of Credit and Non-Syndicated Letters of Credit and acquire participations in Participated Letters of Credit and Non-Syndicated Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's LC Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to
Section 2.11 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Letter of Credit Commitment is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Letter of Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Letter of Credit Commitments is $250,000,000.

               "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

               "LETTER OF CREDIT TRANCHE" means the tranche hereunder relating to the Letter of Credit Commitments, the Letters of Credit issued thereunder and the Lenders having Letter of Credit Commitments or LC Exposure.

               "LETTERS OF CREDIT" means each of the Syndicated Letters of Credit, the Non-Syndicated Letters of Credit, the Participated Letters of Credit and the Alternative Currency Letters of Credit.

               "LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

               "LOANS" means the loans made by the Lenders under any Tranche to the Account Parties pursuant to Section 2.07.

               "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on: (a) the assets, business, financial condition or operations of an Account Party and its Subsidiaries taken as a whole; or (b) the ability of an Account Party to perform any of its payment or other material obligations under this Agreement.

               "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

               "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

               "NAIC" means the National Association of Insurance Commissioners.

               "NAIC APPROVED BANK" means (a) any Person that is a bank listed on the most current "Bank List" of banks approved by the NAIC (the "NAIC APPROVED BANK LIST") or (b) any Lender as to which its Confirming Lender is a bank listed on the NAIC Approved Bank List.

               "NAIC APPROVED BANK LIST" has the meaning assigned to such term in the definition of "NAIC Approved Bank" in this Section.

               "NON-SYNDICATED LETTERS OF CREDIT" means letters of credit issued under Section 2.04.

               "NON-U.S. BENEFIT PLAN" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Account Party or any of their Subsidiaries, with respect to which such Account Party or such Subsidiary has an obligation to contribute, for the benefit of employees of such Account Party or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

               "OTHER TAXES" means, with respect to any Account Party, any and all present or future stamp or documentary taxes or any other similar excise or property Taxes, arising from any payment made by such Account Party hereunder or from its execution, delivery or enforcement of this Agreement, but excluding property or similar Taxes other than any such Taxes imposed in such circumstances solely as a result of such Account Party being organized or resident in, maintaining an office in, conducting business in or maintaining property located in the taxing jurisdiction in question.

               "PARTICIPANT" has the meaning assigned to such term in Section 9.04.

               "PARTICIPATED LETTERS OF CREDIT" means letters of credit issued under Section 2.05.

               "PARTICIPATING MEMBER STATE" means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

               "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Account Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "PRIVATE ACT" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to an Account Party, in whole or in part.

               "QUARTERLY DATE" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

               "REGISTER" has the meaning assigned to such term in Section 9.04.

               "REGISTRATION STATEMENT" means the registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, by SCA on April 7, 2006

(together with any amendments thereto), which shall have become effective on or prior to the Effective Date.

               "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

               "RELEVANT ACCOUNT PARTY" has the meaning assigned to such term in the last sentence of the definition of "Applicable Rate" in this Section.

               "REQUIRED LENDERS" means, at any time, Lenders having Commitments representing more than 50% of the aggregate amount of the Commitments at such time; PROVIDED that, if the Commitments have expired or been terminated, "Required Lenders" means Lenders having more than 50% of the sum of the aggregate LC Exposure and the aggregate Revolving Credit Exposure of the Lenders at such time. The "Required Lenders" of a particular Tranche means Lenders having Commitments under such Tranche representing more than 50% of the aggregate Commitments of all the Lenders under such Tranche at such time; PROVIDED that, if the Commitments under such Tranche have expired or been terminated, "Required Lenders" means Lenders under such Tranche having more than 50% of the aggregate LC Exposure or the aggregate Revolving Credit Exposure, as applicable, of the Lenders under such Tranche at such time.

               "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender, the commitment of such Lender, if any, to make Loans under Section 2.07, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of a Lender's Revolving Credit Commitment, if any, is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' aggregate Revolving Credit Commitments is $250,000,000.

               "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Loans.

               "REVOLVING CREDIT TRANCHE" means the tranche hereunder relating to the Revolving Credit Commitments, the Loans made thereunder and the Lenders having Revolving Credit Commitments or Revolving Credit Exposure.

               "S&P" means Standard & Poor's Ratings, or any successor thereto.

               "SAP" means, as to each Account Party and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Account Party's or such Subsidiary's domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as such Account Party or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by SCA as provided in Section 1.03.

               "SCA" means Security Capital Assurance Ltd, a Bermuda limited liability company.

               "SEC" means the Securities and Exchange Commission or any successor entity.

               "SIGNIFICANT SUBSIDIARY" means, at any time, each Subsidiary of SCA that, as of such time, meets the definition of a "significant subsidiary" under Regulation S-X of the SEC.

               "SPECIFIED TRANSACTION AGREEMENT" means any agreement, contract or documentation with respect to the following types of transactions: rate swap transaction, swap option, basis swap, asset swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, current swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest, and transactions on any commodity futures or other exchanges, markets and their associated clearing houses (including any option with respect to any of these transactions).

               "SPV" has the meaning assigned to such term in Section 9.04.

               "STABLE VALUE INSTRUMENT" means any insurance, derivative or similar financial contract or instrument designed to mitigate the volatility of returns during a given period on a specified portfolio of securities held by one party (the "CUSTOMER") through the commitment of the other party (the "SVI PROVIDER") to provide the customer with a credited rate of return on the portfolio, typically determined through an interest-crediting mechanism (and in exchange for which the SVI provider typically receives a fee).

               "STATUTORY RESERVE RATE" means, for any day (or for the Interest Period for any Eurodollar Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one MINUS the arithmetic mean of such aggregates for the days in such Interest Period) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "SUBSIDIARY" means, with respect to any Person (the "PARENT"), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of an Account Party.

               "SYNDICATED LETTERS OF CREDIT" means letters of credit issued under Section 2.01.

               "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "TOTAL CAPITALIZATION" means, at any time, the sum of Total Funded Debt PLUS Consolidated Net Worth at such time.

               "TOTAL FUNDED DEBT" means, at any time, all Indebtedness of SCA and its Subsidiaries and any other Person which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of SCA and its consolidated Subsidiaries in accordance with GAAP (it being understood for avoidance of doubt that any liability or obligation excluded from the definition of Indebtedness shall not constitute Indebtedness for purposes of this definition).

               "TRANCHE" means the Letter of Credit Tranche or the Revolving Credit Tranche, as applicable.

               "TRANSACTIONS" means the execution, delivery and performance by the Account Parties of this Agreement and the other Credit Documents to which any Account Party is intended to be a party, the issuance of Letters of Credit, the borrowing of Loans and the use of the proceeds thereof.

               "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

               "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.03. ACCOUNTING TERMS; GAAP AND SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; PROVIDED that, if SCA notifies the Administrative Agent that the Account Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Account Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

               SECTION 2.01.  SYNDICATED LETTERS OF CREDIT.

               (a) GENERAL. Subject to the terms and conditions set forth herein, at the request of any Account Party the Lenders agree at any time and from time to time during the Availability Period to issue Syndicated Letters of Credit for the account of such Account Party (it being understood that Syndicated Letters of Credit may be issued, or be outstanding, for the account of more than one of the Account Parties at any time). Each Syndicated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities in the relevant jurisdiction as requested by the relevant Account Party or as otherwise agreed to by the Administrative Agent and such Account Party; PROVIDED that, without the prior consent of each Lender, no Syndicated Letter of Credit may be issued that would vary the several (and not joint) nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be issued by all of the Lenders, acting through the Administrative Agent, at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, based upon its Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit.

               (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of a Syndicated Letter of Credit (or the amendment, renewal or extension of an outstanding Syndicated Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Syndicated Letter of Credit. The Administrative Agent shall give prompt notice of each such request to the Lenders under the Letter of Credit Tranche. If any Syndicated Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent will give such notice if requested to do so by the Required Lenders of the Letter of Credit Tranche in a notice given to the Administrative Agent not more than 60 days, but not less than 45 days, prior to the current expiry date of such Syndicated Letter of Credit. If requested by the Administrative Agent, such Account Party also shall submit a letter of credit application on Citibank's standard form in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Account Party to, or entered into by any Account Party with, the Administrative Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.

               (c) LIMITATIONS ON AMOUNTS. A Syndicated Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Syndicated Letter of Credit the Account Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the Letter of Credit Commitments and (ii) the LC Exposure (excluding any Alternative Currency LC Exposure) of each Lender under the Letter of Credit Tranche shall not exceed its Applicable Percentage of the Letter of Credit Commitments.

               (d) EXPIRY DATE. Each Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); PROVIDED that in no event shall any Syndicated Letter of Credit have an expiry date after the first anniversary of the Commitment Termination Date.

               (e) OBLIGATION OF LENDERS. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Lender's Applicable Percentage of the aggregate undrawn amount of such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.

               (f) ADJUSTMENT OF APPLICABLE PERCENTAGES. Upon the assignment by a Lender of all or a portion of its Letter of Credit Commitment and its interests in the Syndicated Letters of Credit pursuant to an Assignment and Assumption, the Administrative Agent shall promptly notify each beneficiary under an outstanding Syndicated Letter of Credit of the Lenders that are parties to such Syndicated Letter of Credit and their respective Applicable Percentages as of the effective date of, and after giving effect to, such assignment.

               SECTION 2.02. ISSUANCE AND ADMINISTRATION. Each Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Syndicated Letter of Credit, and the Administrative Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the Administrative Agent shall act, as the agent of each Lender to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Lender and the relevant Account Party that a valid drawing has been made and the date that the related LC Disbursement is to be made; PROVIDED that the Administrative Agent (in its capacity as such) shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of Citibank, to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit to be issued by such Lender hereunder. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Syndicated Letter of Credit. Notwithstanding anything in this Agreement to the contrary, the Administrative Agent has no responsibility hereunder with respect to the issuance, renewal, extension, amendment or other administration of any Alternative Currency Letter of Credit, except as expressly set forth in Section 2.06.

               SECTION 2.03.  REIMBURSEMENT OF LC DISBURSEMENTS, ETC.

               (a) REIMBURSEMENT. If any Lender shall make any LC Disbursement in respect of any Syndicated Letter of Credit or Alternative Currency Letter of Credit issued for the account of any Account Party, such Account Party agrees that it shall reimburse such Lender in respect of such LC Disbursement under (x) a Syndicated Letter of Credit by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on the Business Day immediately following the day that such Account Party receives notice of such LC Disbursement and (y) an Alternative Currency Letter of Credit, by paying such Lender on the date, in the currency and amount thereof, together with interest thereon (if any), and in the manner (including the place of payment) as such Lender and such Account Party shall have separately agreed pursuant to Section 2.06.

               (b) REIMBURSEMENT OBLIGATIONS ABSOLUTE. Each Account Party's obligations to reimburse LC Disbursements as provided in paragraph (a) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Syndicated Letter of Credit or any term or provision therein, (ii) any draft or other document presented under a Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Syndicated Letter of Credit (PROVIDED that no Account Party shall be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Syndicated Letter of Credit), (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party being amended or otherwise modified in any respect, or any guarantee of any such reimbursement obligations being released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of
Article VII with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.

               Neither the Administrative Agent, nor any Lender nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Syndicated Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; PROVIDED that the foregoing shall not be construed to excuse the Administrative Agent or a Lender from liability to any Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the gross negligence or willful misconduct of the Administrative Agent or a Lender. The parties hereto expressly agree that:

               (i) the Administrative Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Syndicated Letter of Credit;

               (ii) the Administrative Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Syndicated Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by the Administrative Agent when determining whether drafts and other documents presented under a Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

               (c) DISBURSEMENT PROCEDURES. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (i) notify each of the Lenders and the relevant Account Party by telephone (confirmed by telecopy) of such demand for payment and (ii) deliver to each Lender a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit. With respect to any drawing properly made under a Syndicated Letter of Credit, each Lender will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Lender in respect of any Syndicated Letter of Credit, the Administrative Agent will notify the relevant Account Party of such LC Disbursement; PROVIDED that any failure to give or delay in giving such notice shall not relieve any Account Party of its obligation to reimburse the Lenders with respect to any such LC Disbursement.

               (d) INTERIM INTEREST. If any LC Disbursement with respect to a Syndicated Letter of Credit is made, then, unless the relevant Account Party shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Account Party reimburses such LC Disbursement, at the rate per annum equal to (i) 1% PLUS the Base Rate to but excluding the date three Business Days after such LC Disbursement is made and (ii) from and including the date three Business Days after such LC Disbursement is made, 3% PLUS the Base Rate.

               SECTION 2.04.  NON-SYNDICATED LETTERS OF CREDIT.

               (a) GENERAL. Subject to the terms and conditions set forth herein, at the request of any Account Party the Lenders agree at any time and from time to time during the Availability Period to issue Non-Syndicated Letters of Credit for the account of such Account Party (it being understood that Non-Syndicated Letters of Credit may be issued, or be outstanding, for the account of more than one of the Account Parties at any time). Each Non-Syndicated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities in the relevant jurisdiction as requested by the relevant Account Party or as otherwise agreed to by the Administrative Agent and such Account Party. Each Non-Syndicated Letter of Credit shall be issued by the respective Issuing Lender thereof, through the Administrative Agent as provided in Section 2.04(c), in the amount of such Issuing Lender's Applicable Percentage of the aggregate amount of Non-Syndicated Letters of Credit being requested by such Account Party at such time (it being understood that in connection with each such request for the issuance of Non-Syndicated Letters of Credit, a Non-Syndicated Letter of Credit will be issued, through the Administrative Agent as provided herein, by each Lender under the Letter of Credit Tranche), and (notwithstanding anything herein or in any other Letter of Credit Document to the contrary) such Non-Syndicated Letter of Credit shall be the sole responsibility of such Issuing Lender (and of no other Person, including any other Lender or the Administrative Agent). Notwithstanding anything to the contrary in this Agreement, no Non-Syndicated Letter of Credit may be requested hereunder for any jurisdiction unless SCA provides evidence reasonably satisfactory to the Administrative Agent that Syndicated Letters of Credit do not comply with the insurance laws of such jurisdiction.

               (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of Non-Syndicated Letters of Credit (or the amendment, renewal or extension of outstanding Non-Syndicated Letters of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of Non-Syndicated Letters of Credit, or identifying the Non-Syndicated Letters of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Non-Syndicated Letters of Credit are to expire (which shall comply with paragraph (e) of this Section), the aggregate amount of all Non-Syndicated Letters of Credit to be issued in connection with such request, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Non-Syndicated Letters of Credit. The Administrative Agent shall give prompt notice of each such request to the Lenders under the Letter of Credit Tranche. If Non-Syndicated Letters of Credit issued in connection with the same request shall provide for the automatic extension of the expiry date thereof unless the Issuing Lender thereof or the Administrative Agent gives notice that such expiry date shall not be extended, then the Administrative Agent (acting on behalf of the relevant Issuing Lenders) will give such notice for all such Non-Syndicated Letters of Credit if requested to do so by the Required Lenders of the Letter of Credit Tranche in a notice given to the Administrative Agent not more than 60 days, but not less than 45 days, prior to the current expiry date of such Non-Syndicated Letter of Credit. If requested by the Administrative Agent, such Account Party also shall submit a letter of credit application on Citibank's standard form in connection with any request for a Non-Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Account Party to, or entered into by any Account Party with, the Administrative Agent (acting on behalf of the relevant Issuing Lenders) relating to any Non-Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.

               (c) ISSUANCE AND ADMINISTRATION. Each Non-Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent (which term, for purposes of this Section 2.04 and any other provisions of this Agreement, including Article VIII and Section 9.03, relating to Non-Syndicated Letters of Credit, shall be deemed to refer to, unless the context otherwise requires, Citibank acting in its capacity as the Administrative Agent or in its individual capacity, in either case as attorney-in-fact for the respective Issuing Lender), acting through any duly authorized officer of Citibank, in the name and on behalf of, and as attorney-in-fact for, the Issuing Lender party to such Non-Syndicated Letter of Credit. With respect to each Non-Syndicated Letter of Credit, the Administrative Agent shall act in the name and on behalf of, and as attorney-in-fact for, the Lender issuing such Non-Syndicated Letter of Credit and in that capacity shall, and each Lender hereby irrevocably appoints and designates the Administrative Agent, acting through any duly authorized officer of Citibank, to so act in the name and on behalf of, and as attorney-in-fact for, each Lender with respect to each Non-Syndicated Letter of Credit to be issued by such Lender hereunder and, without limiting any other provision of this Agreement, to, (i) execute and deliver in the name and on behalf of such Lender each Non-Syndicated Letter of Credit to be issued by such Lender hereunder, (ii) receive drafts, other demands for payment and/or other documents presented by the beneficiary thereunder, (iii) determine whether such drafts, demands and/or documents are in compliance with the terms and conditions thereof, (iv) notify the beneficiary of any such Non-Syndicated Letter of Credit of the expiration or non-renewal thereof in accordance with the terms thereof,
(v) advise such beneficiary of any change in the office for presentation of drafts under any such Non-Syndicated Letter of Credit, (vi) enter into with the relevant Account Party any such letter of credit application or similar agreement with respect to any such Non-Syndicated Letter of Credit as the Administrative Agent shall require, (vii) remit to the beneficiary of any such Non-Syndicated Letter of Credit any payment made by such Lender and received by the Administrative Agent in connection with a drawing thereunder, (viii) perform any and all other acts which in the sole opinion of the Administrative Agent may be necessary or incidental to the performance of the powers herein granted with respect to such Non-Syndicated Letter of Credit, (ix) notify such

Lender and the relevant Account Party that a valid drawing has been made and the date that the related LC Disbursement is to be made; PROVIDED that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Non-Syndicated Letter of Credit and (x) delegate to any agent of Citibank and such agent's Related Parties, or any of them, the performance of any of such powers. Each Lender hereby ratifies and confirms (and undertakes to ratify and confirm from time to time upon the request of the Administrative Agent) whatsoever the Administrative Agent (or any Related Party thereof) shall do or purport to do by virtue of the power herein granted. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Non-Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender with respect to such Non-Syndicated Letter of Credit (together with such evidence of the due authorization, execution, delivery and validity of such power of attorney as the Administrative Agent may reasonably request). Without limiting any provision of Article VIII, the Administrative Agent may perform any and all of its duties and exercise any and all of its rights and powers under this Section through its Related Parties.

               (d) LIMITATIONS ON AMOUNTS. Non-Syndicated Letters of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Non-Syndicated Letter of Credit the Account Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the Letter of Credit Commitments and (ii) the LC Exposure (excluding any Alternative Currency LC Exposure) of each Lender under the Letter of Credit Tranche shall not exceed its Applicable Percentage of the Letter of Credit Commitments.

               (e) EXPIRY DATE. Each Non-Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Non-Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); PROVIDED that in no event shall any Non-Syndicated Letter of Credit have an expiry date after the first anniversary of the Commitment Termination Date.

               (f) PARTICIPATIONS. By the issuance of a Non-Syndicated Letter of Credit (or an amendment to a Non-Syndicated Letter of Credit increasing the amount thereof) by the respective Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender (other than the Issuing Lender itself), and each such Lender hereby acquires from such Issuing Lender, a participation in such Non-Syndicated Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Non-Syndicated Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Non-Syndicated Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Non-Syndicated Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by an Issuing Lender in respect of any Non-Syndicated Letter of Credit promptly upon the request of the Administrative Agent at any time from the time such LC

Disbursement is made until such LC Disbursement is reimbursed by the relevant Account Party or at any time after any reimbursement payment is required to be refunded to such Account Party for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the relevant Account Party pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not relieve any Account Party of its obligation to reimburse such LC Disbursement.

               (g) REIMBURSEMENT. If any Issuing Lender shall make any LC Disbursement in respect of any Non-Syndicated Letter of Credit issued for the account of any Account Party, such Account Party agrees that it shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on the Business Day immediately following the day that such Account Party receives such notice.

               If any Account Party fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Account Party in respect thereof and such Lender's Applicable Percentage thereof.

               (h) OBLIGATIONS ABSOLUTE. Each Account Party's obligation to reimburse LC Disbursements in respect of any Non-Syndicated Letter of Credit issued for its account as provided in paragraph (g) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Non-Syndicated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Non-Syndicated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Non-Syndicated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Non-Syndicated Letter of Credit (PROVIDED that no Account Party shall be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Non-Syndicated Letter of Credit), (iv) at any time or from time to time, without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party being waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party being amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations being released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of Article VII with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.

               Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the payment or failure to make any payment under a Non-Syndicated Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence) as a result of determining whether drafts or other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Non-Syndicated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Lender; PROVIDED that the foregoing shall not be construed to excuse the Administrative Agent or a Lender from liability to any Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the relevant Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the gross negligence or willful misconduct of the Administrative Agent or a Lender when determining whether drafts and other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

               (i) the Administrative Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Non-Syndicated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Non-Syndicated Letter of Credit;

               (ii) the Administrative Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Non-Syndicated Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by the Administrative Agent when determining whether drafts and other documents presented under a Non-Syndicated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

               (i) DISBURSEMENT PROCEDURES. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Non-Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (i) notify each of the Lenders and the relevant Account Party by telephone (confirmed by telecopy) of such demand for payment and (ii) deliver to each Lender (including the Issuing Lender) a copy of each document purporting to represent a demand for payment under such Non-Syndicated Letter of Credit. With respect to any drawing properly made under a Non-Syndicated Letter of Credit, the Issuing Lender thereof will make an LC Disbursement in respect of such Non-Syndicated Letter of Credit in accordance with its liability under such Non-Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Non-Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any LC Disbursement by any Issuing Lender in respect of any Non-Syndicated Letter of Credit, the Administrative Agent will notify the relevant Account Party of such LC Disbursement; PROVIDED that any failure to give or delay in giving such notice shall not relieve any Account Party of its obligation to reimburse such Issuing Lender with respect to any such LC Disbursement.

               (j) INTERIM INTEREST. If any LC Disbursement with respect to a Non-Syndicated Letter of Credit is made, then, unless the relevant Account Party in respect of such Non-Syndicated Letter of Credit shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Account Party reimburses such LC Disbursement, at the rate per annum equal to (i) 1% PLUS the Base Rate to but excluding the date three Business Days after such LC Disbursement is made and (ii) from and including the date three Business Days after such LC Disbursement is made, 3% PLUS the Base Rate.

               (k) ADJUSTMENTS TO NON-SYNDICATED LETTERS OF CREDIT. Upon the assignment by a Lender of all or a portion of its Letter of Credit Commitment and its interests in the Non-Syndicated Letters of Credit pursuant to an Assignment and Assumption, (i) the relevant Account Party shall, at the reasonable request of the Administrative Agent, execute such documents as may be necessary in connection with amendments to each Non-Syndicated Letter of Credit issued by such assigning Lender then outstanding hereunder (or to replace each such Non-Syndicated Letter of Credit with a new Non-Syndicated Letter of Credit of such assigning Lender) to reflect such assigning Lender's Letter of Credit Commitment and with a face amount based upon such Lender's Applicable Percentage after giving effect to such assignment and/or (ii) as applicable, a new Non Syndicated Letter of Credit shall be issued hereunder as of the effective date of such assignment by the assignee Lender which has undertaken a new or incremental Letter of Credit Commitment in connection with such assignment in a face amount based upon such assignee Lender's Applicable Percentage of the Letter of Credit Commitments after giving effect to such assignment.

               SECTION 2.05.  PARTICIPATED LETTERS OF CREDIT.

               (a) GENERAL. Subject to the terms and conditions set forth herein, any Account Party may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Participated Letters of Credit for its own account. Each Participated Letter of Credit shall be in such form as is consistent with the requirements of the applicable regulatory authorities in the relevant jurisdiction as requested by the relevant Account Party or as otherwise agreed to by the Administrative Agent and such Account Party. Participated Letters of Credit issued hereunder shall constitute utilization of the Letter of Credit Commitments.

               (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of a Participated Letter of Credit (or the amendment, renewal or extension of an outstanding Participated Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business
Day), the date on which such Participated Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Participated Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Participated Letter of Credit. The Administrative Agent shall give prompt notice of each such request to the Lenders under the Letter of Credit Tranche. If requested by the Issuing Lender, such Account Party also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Participated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Account Party to, or entered into by any Account Party with, the Issuing Lender relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.

               (c) LIMITATIONS ON AMOUNTS. A Participated Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Participated Letter of Credit, the relevant Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the sum of the LC Exposure of the Issuing Lender with respect to Participated Letters of Credit (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed the Letter of Credit Commitments, (ii) the aggregate LC Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the Letter of Credit Commitments and
(iii) the LC Exposure (excluding any Alternative Currency LC Exposure) of each Lender under the Letter of Credit Tranche shall not exceed its Applicable Percentage of the Letter of Credit Commitments.

               (d) EXPIRY DATE. Each Participated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Participated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); PROVIDED that in no event shall any Participated Letter of Credit have an expiry date after the first anniversary of the Commitment Termination Date.

               (e) PARTICIPATIONS. By the issuance of a Participated Letter of Credit (or an amendment to a Participated Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Participated Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Participated Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Participated Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender in respect of any Participated

Letter of Credit promptly upon the request of the Issuing Lender at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the relevant Account Party or at any time after any reimbursement payment is required to be refunded to such Account Party for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the relevant Account Party pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not relieve any Account Party of its obligation to reimburse such LC Disbursement.

               (f) REIMBURSEMENT. If any Lender shall make any LC Disbursement in respect of any Participated Letter of Credit, regardless of the identity of the Account Party of such Participated Letter of Credit, the relevant Account Party agrees that it shall reimburse such Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than noon, New York City time, on (i) the Business Day that such Account Party received notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that such Account Party receives such notice, if such notice is not received prior to such time.

               If any Account Party fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Account Party in respect thereof and such Lender's Applicable Percentage thereof.

               (g) OBLIGATIONS ABSOLUTE. Each Account Party's obligation to reimburse LC Disbursements in respect of any Participated Letter of Credit issued for its account as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Participated Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Participated Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Participated Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Participated Letter of Credit (PROVIDED that no Account Party shall be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Participated Letter of Credit), (iv) at any time or from time to time without notice to any Account Party, the time for any performance of or compliance with any of such reimbursement obligations of any other Account Party shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Account Party shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) the occurrence of any Default, (vii) the existence of any proceedings of the type described in clause (g) or (h) of Article VII with respect to any other Account Party or any guarantor of any of such reimbursement obligations, (viii) any lack of validity or enforceability of any of such reimbursement obligations against any other Account Party or any guarantor of any of such reimbursement obligations, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Account Party hereunder.

               Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the payment or failure to make any payment under a Participated Letter of Credit (irrespective of any of the circumstances referred to in the preceding sentence) as a result of determining whether drafts or other documents presented under a Participated Letter of Credit comply with the terms thereof, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Participated Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; PROVIDED that the foregoing shall not be construed to excuse the Issuing Lender from liability to the relevant Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Participated Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

               (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Participated Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Participated Letter of Credit;

               (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Participated Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Participated Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

               (h) DISBURSEMENT PROCEDURES. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the relevant Account Party by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Account Party of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

               (i) INTERIM INTEREST. If any LC Disbursement is made with respect to a Participated Letter of Credit, then, unless the relevant Account Party shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date such Account Party reimburses such LC Disbursement, at the rate per annum equal to (i) 1% plus the Base Rate to but excluding the date three Business Days after such LC Disbursement is made and (ii) from and including the date three Business Days after such LC Disbursement is made, 3% plus the Base Rate. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

               (j) REPLACEMENT OF THE ISSUING LENDER. The Issuing Lender may be replaced at any time by written agreement between SCA, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the relevant Account Party or Account Parties shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.14(d). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Participated Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Participated Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Participated Letters of Credit.

               (k) ADJUSTMENT OF APPLICABLE PERCENTAGES. Notwithstanding anything herein to the contrary, upon the assignment by a Lender of all or a portion of its Letter of Credit Commitment and its interests in the Participated Letters of Credit pursuant to an Assignment and Assumption, the respective assigning Lender's participation in each Participated Letter of Credit then outstanding shall automatically be adjusted to reflect, and the respective assignee Lender shall be deemed to acquire a participation in each such Participated Letter of Credit in an amount equal to, its Applicable Percentage after giving effect to such assignment.

               SECTION 2.06.  ALTERNATIVE CURRENCY LETTERS OF CREDIT.

               (a) REQUESTS FOR OFFERS. From time to time during the Availability Period, an Account Party may request any or all of the Lenders to make offers to issue an Alternative Currency Letter of Credit for account of such Account Party. Each Lender may, but shall have no obligation to, make such offers on terms and conditions that are satisfactory to such Lender, and such Account Party may, but shall have no obligation to, accept any such offers. An Alternative Currency Letter of Credit shall be issued, amended, renewed or extended only if (and upon such issuance, amendment, renewal or extension of each Alternative Currency Letter of Credit the Account Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the aggregate LC Exposure of the Lenders under the Letter of Credit Tranche shall not exceed the Letter of Credit Commitments. Each such Alternative Currency Letter of Credit shall be issued, and subsequently, renewed, extended, amended and confirmed, on such terms as SCA, the relevant Account Party and such Lender shall agree, including expiry, drawing conditions, reimbursement, interest, fees and provision of cover; PROVIDED that the expiry of any Alternative Currency Letter of Credit shall not be later than the one-year anniversary from the date of issuance thereof (or, in the case of any renewal or extension thereof, one-year after such renewal or extension).

               (b) REPORTS TO ADMINISTRATIVE AGENT. Each Account Party shall deliver to the Administrative Agent and each of the Lenders a report in respect of each Alternative Currency Letter of Credit issued for the account of such Account Party (an "ALTERNATIVE CURRENCY LETTER OF CREDIT REPORT") on and as of the date (i) on which such Alternative Currency Letter of Credit is issued, (ii) of the issuance, renewal, extension or amendment of a Syndicated Letter of Credit or a Non-Syndicated Letter of Credit, if any Alternative Currency Letter of Credit is then outstanding and (iii) on which the Letter of Credit Commitments are to be reduced pursuant to Section 2.11, specifying for each such Alternative Currency Letter of Credit (after giving effect to issuance thereof, as applicable):

               (A) the date on which such Alternative Currency Letter of Credit was or is being issued;

               (B) the Alternative Currency of such Alternative Currency Letter of Credit;

               (C) the aggregate undrawn amount of such Alternative Currency Letter of Credit (in such Alternative Currency);

               (D) the aggregate unpaid amount of LC Disbursements under such Alternative Currency Letter of Credit (in such Alternative Currency);

               (E) the Alternative Currency LC Exposure (in Dollars) in respect of such Alternative Currency Letter of Credit; and

               (F) the aggregate amount of Alternative Currency LC Exposures (in Dollars).

               Each Alternative Currency Letter of Credit Report shall be delivered to the Administrative Agent and each of the Lenders by 10:00 a.m. (New York City time) on the date on which it is required to be delivered.

               SECTION 2.07.  LOANS AND BORROWINGS.

               (a) LOANS. Subject to the terms and conditions set forth herein, each Lender under the Revolving Credit Tranche agrees to make Loans to an Account Party from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Applicable Percentage of the Revolving Credit Commitments or (ii) the aggregate Revolving Credit Exposure of the Lenders under the Revolving Credit Tranche exceeding the Revolving Credit Commitments. Loans may be made, or be outstanding, to more than one of the Account Parties at any time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Account Parties may borrow, prepay and reborrow Loans under the Revolving Credit Tranche.

               (b) OBLIGATIONS OF LENDERS. Except as provided herein, each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders under the Revolving Credit Tranche ratably in accordance with their respective Applicable Percentage of the Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the

Revolving Credit Commitments of the Lenders to make Loans hereunder are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (c) TYPE OF LOANS. Subject to Section 2.15, each Borrowing shall be constituted entirely of BR Loans or of Eurodollar Loans as any Account Party may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the relevant Account Party to repay such Loan in accordance with the terms of this Agreement.

               (d) MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Each Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each BR Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000; PROVIDED that a BR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Credit Commitments. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

               (e) LIMITATIONS ON INTEREST PERIODS. Notwithstanding any other provision of this Agreement, no Account Party shall be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

               SECTION 2.08.  REQUESTS FOR BORROWINGS.

               (a) NOTICE BY THE ACCOUNT PARTY. To request a Borrowing, the relevant Account Party shall notify the Administrative Agent of such request (each, a "BORROWING REQUEST") by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a BR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; PROVIDED that any such notice of a BR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(a) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by SCA.

               (b) CONTENT OF BORROWING REQUESTS. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.07:

               (i) the relevant Account Party;

               (ii) the aggregate amount of the requested Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be a BR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.07(e); and

               (vi) the location and number of such Account Party's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.09.

               (c) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               (d) FAILURE TO ELECT. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a BR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as a BR Borrowing.

               SECTION 2.09.  FUNDING OF BORROWINGS.

               (a) FUNDING BY LENDERS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or 1:00 p.m., New York City time with respect to BR Loans requested by the relevant Account Party no later than 11:00 a.m. on the same day), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Account Party by promptly crediting the amounts so received, in like funds, to an account of such Account Party maintained with the Administrative Agent in New York City and designated by such Account Party in the applicable Borrowing Request.

               (b) PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of any BR Borrowing, on or prior to the proposed date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Account Party a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Account Party severally agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Account Party to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or
(ii) in the case of such Account Party, the interest rate applicable to BR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.10.  INTEREST ELECTIONS.

               (a) ELECTIONS BY THE ACCOUNT PARTY. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the relevant Account Party may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The relevant Account Party may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

               (b) NOTICE OF ELECTIONS. To make an election pursuant to this Section, the relevant Account Party shall notify the Administrative Agent of such election (each, an "INTEREST ELECTION REQUEST") by telephone by the time that a Borrowing Request would be required under Section 2.08 if such Account Party were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by SCA.

               (c) CONTENT OF INTEREST ELECTION REQUESTS. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.07:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be a BR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.07(e).

               (d) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) FAILURE TO ELECT; EVENTS OF DEFAULT. If the relevant Account Party fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a BR Borrowing by such Account Party. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies SCA, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a BR Borrowing at the end of the Interest Period therefor.

               SECTION 2.11.  TERMINATION AND REDUCTION OF THE COMMITMENTS.

               (a) SCHEDULED TERMINATION. Unless previously terminated, the Commitments shall terminate at the close of business on the Commitment Termination Date.

               (b) VOLUNTARY TERMINATION OR REDUCTION. SCA may at any time terminate, or from time to time reduce, the Letter of Credit Commitments and/or the Revolving Credit Commitments; PROVIDED that (i) each such reduction shall be in an amount that is $10,000,000 or a larger multiple of $1,000,000, (ii) SCA shall not terminate or reduce the Letter of Credit Commitments if the aggregate LC Exposure would exceed the Letter of Credit Commitments and (iii) SCA shall not reduce the Revolving Credit Commitments if the aggregate Revolving Credit Exposure would exceed the Revolving Credit Commitments. SCA shall notify the Administrative Agent of any election to terminate or reduce any of the Commitments under this paragraph (b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof; PROVIDED that upon the earlier of (i) the termination of the Commitments of any Tranche and (ii) the Commitment Termination Date, the Commitments of such Tranche shall automatically be reduced to zero. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by SCA pursuant to this paragraph (b) shall be irrevocable; PROVIDED that a notice of termination of any of the Commitments delivered by SCA may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by SCA (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the proviso in the immediately preceding sentence, any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Tranche shall be made ratably among the relevant Lenders in accordance with their respective Commitments of such Tranche.

               SECTION 2.12.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.

               (a) REPAYMENT. Each Account Party hereby unconditionally promises to pay to the Administrative Agent for account of the relevant Lenders the outstanding principal amount of the Loans made to such Account Party on the Commitment Termination Date.

               (b) MANNER OF PAYMENT. Prior to any repayment or prepayment of any Borrowings hereunder, the relevant Account Party shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; PROVIDED that each repayment of Borrowings shall be applied to repay any outstanding BR Borrowings before any other Borrowings. If the relevant Account Party fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding BR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the

Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

               (c) MAINTENANCE OF RECORDS BY LENDERS. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Account Party to such Lender resulting from each Loan made by such Lender to such Account Party, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (d) MAINTENANCE OF RECORDS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made to each Account Party hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from such Account Party to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

               (e) EFFECT OF ENTRIES. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of any Account Party to repay the Loans in accordance with the terms of this Agreement.

               (f) PROMISSORY NOTES. Any Lender may request that Loans made by it to any Account Party be evidenced by a promissory note of such Account Party. In such event, each Account Party shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.13.  PREPAYMENT OF LOANS.

               (a) RIGHT TO PREPAY BORROWINGS. Each Account Party shall have the right at any time and from time to time to prepay any Borrowing made by such Account Party in whole or in part, subject to the requirements of this Section.

               (b) NOTICES, ETC. The relevant Account Party shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment or (ii) in the case of prepayment of a BR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.11, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.11. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.07. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.15 and shall be made in the manner specified in Section 2.12(b).

               SECTION 2.14.  FEES.

               (a) FACILITY FEE. SCA agrees to pay to the Administrative Agent for account of each Lender a facility fee which shall accrue at a rate per annum equal to the Applicable Rate (i) prior to the termination of such Lender's Commitment, on the daily amount of such Commitment (whether used or unused) during the period from and including the Effective Date to but excluding the earlier of the date on which such Commitment terminates and the Commitment Termination Date and (ii) if such Lender continues to have any LC Exposure or Revolving Credit Exposure after its Commitment terminates, on the daily amount of such Lender's LC Exposure and/or Revolving Credit Exposure, as applicable, from and including the date on which such Lender's Commitment terminates to but excluding the date on which such Lender ceases to have any LC Exposure and/or Revolving Credit Exposure, as applicable. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date; PROVIDED that any facility fees accruing after such earlier date shall be payable on demand.

               (b) SYNDICATED LETTER OF CREDIT FEES. Each Account Party agrees to pay to the Administrative Agent for account of each Lender under the Letter of Credit Tranche a letter of credit fee in respect of each Syndicated Letter of Credit issued for the account of such Account Party which shall accrue at a rate per annum equal to the Applicable Rate on the average daily aggregate undrawn amount of each such outstanding Syndicated Letter of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Letter of Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Syndicated Letter of Credit fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Letter of Credit Commitments terminate and any such fees accruing after the date on which the Letter of Credit Commitments terminate shall be payable on demand.

               (c) NON-SYNDICATED LETTER OF CREDIT FEES. Each Account Party agrees to pay to the Administrative Agent for account of each Lender under the Letter of Credit Tranche a letter of credit fee in respect of each Non-Syndicated Letter of Credit issued for the account of such Account Party which shall accrue at a rate per annum equal to the Applicable Rate on the average daily aggregate undrawn amount of each such outstanding Non-Syndicated Letter of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Letter of Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Non-Syndicated Letter of Credit fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Letter of Credit Commitments terminate and any such fees accruing after the date on which the Letter of Credit Commitments terminate shall be payable on demand.

               (d) PARTICIPATED LETTER OF CREDIT FEES. Each Account Party agrees to pay (i) to the Administrative Agent for account of each Lender under the Letter of Credit Tranche a participation fee with respect to such Lender's participations in Participated Letters of Credit issued for the account of such Account Party, which shall accrue at a rate per annum equal to the Applicable Rate on the average daily amount of such Lender's LC Exposure in respect of each such Participated Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Letter of Credit Commitment terminates and the date on which such Lender ceases to have any such LC Exposure, and (ii) to the Issuing Lender a fronting fee which shall accrue at a rate per annum of 0.10% on the average daily amount of the LC Exposure in respect of each such Participated Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Letter of Credit Commitments and the date on which there ceases to be any such LC Exposure. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Letter of Credit Commitments terminate and any such fees accruing after the date on which the Letter of Credit Commitments terminate shall be payable on demand.

               (e) LETTER OF CREDIT ADMINISTRATIVE FEES. Each Account Party agrees to pay to the Administrative Agent, for its own account, within 10 Business Days after demand the Administrative Agent's standard administrative fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of such Account Party or processing of drawings thereunder.

               (f) ADMINISTRATIVE AGENT FEES. SCA agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between SCA and the Administrative Agent.

               (g) PAYMENT AND COMPUTATION OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the fees referred to in paragraphs (a) through (d) of this Section, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. All fees payable under paragraphs (a) through (d) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 2.15.  INTEREST.

               (a) BR LOANS. The Loans constituting each BR Borrowing shall bear interest at a rate per annum equal to the Base Rate PLUS the Applicable Additional Margin, if any.

               (b) EURODOLLAR LOANS. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing PLUS the Applicable Margin plus the Applicable Additional Margin, if any.

               (c) DEFAULT INTEREST. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable (other than in respect of any LC Disbursement under Sections 2.03(d), and 2.04(j)), and 2.05(i)) by any Account Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% PLUS the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% PLUS the rate applicable to BR Loans as provided in paragraph (a) of this Section.

               (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable by the relevant Account Party in arrears on each Interest Payment Date for such Loan and upon the date the Revolving Credit Commitments terminate; PROVIDED that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of a BR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

               (e) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on Citibank's base rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.16. ALTERNATE RATE OF INTEREST. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

               (a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders (acting in good faith) that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Account Parties and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Account Parties and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, a BR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a BR Borrowing.

               SECTION 2.17.  INCREASED COSTS.

               (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement, any Letter of Credit (or any participation therein) or any Eurodollar Loan made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or participating in, any Letter of Credit (or of maintaining any participation therein) or Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then SCA agrees that they will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

               (b) CAPITAL REQUIREMENTS. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Letters of Credit issued or participated in, or the Loans made, by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time SCA will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

               (c) CERTIFICATES FROM LENDERS. A certificate of a Lender setting forth such Lender's good faith determination of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to SCA and shall be conclusive absent manifest error. SCA shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by SCA.

               (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that SCA shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies SCA of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

               (e) APPLICATION TO TAXES. Notwithstanding anything in this Section to the contrary, this Section shall not apply to Taxes, which shall be governed solely by Section 2.19.

               SECTION 2.18. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.13(b) and is revoked in accordance herewith), or (d) the assignment as a result of a request by SCA pursuant to Section 2.21(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the relevant Account Parties (in the case of clauses
(a), (b) and (c) above) and SCA (in the case of clause (d) above) shall compensate each Lender for the loss attributable to such event. The loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, OVER (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth such Lender's good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Account Party (or the Account Parties, as the case may be) and shall be conclusive absent manifest error. The relevant Account Party (or the Account Parties, as the case may be) shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by such Account Party or the Account Parties, as the case may be.

               SECTION 2.19.  TAXES.

               (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Account Parties hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; PROVIDED that if any Account Party shall be required to deduct any Indemnified Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Account Party shall make such deductions and
(iii) such Account Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) PAYMENT OF OTHER TAXES BY THE ACCOUNT PARTIES. In addition, each Account Party shall pay any Other Taxes attributable to it to the relevant Governmental Authority in accordance with applicable law.

               (c) INDEMNIFICATION BY THE ACCOUNT PARTIES. The Account Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand to SCA therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes, as the case may be, were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the Administrative Agent's or such Lender's, as the case may be, good faith determination of the amount of such payment or liability delivered to the relevant Account Party by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive as between such Lender or the Administrative Agent, as the case may be, and such Account Party absent manifest error.

               (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Account Party to a Governmental Authority, the relevant Account Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (e) EXEMPTIONS. Each Lender and the Administrative Agent shall, at the written request of any Account Party, provide to such Account Party such form, certification or similar documentation, if any (each duly completed, accurate and signed) as is currently required by any Account Party Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as is currently applicable in such Account Party Jurisdiction or any other jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant Account Party Jurisdiction or any other jurisdiction; PROVIDED that such Account Party shall have furnished to such Lender or the Administrative Agent in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions. Upon the reasonable request of any Account Party in writing, each Lender and the Administrative Agent will provide to such Account Party such form, certification or similar documentation (each duly completed, accurate and signed) as may in the future be required by the relevant Account Party Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as may be applicable in such Account Party Jurisdiction or any other jurisdiction in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction. In addition, each Lender agrees from time to time when a lapse in time or change in circumstances renders the previous documentation obsolete or inaccurate in any material respect, it will deliver to the relevant Account Party such properly completed and executed documentation as will permit such payments to continue to be made without withholding or at a reduced rate, or notify such Account Party that it is unable to do so.

               (f) If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund from the relevant Governmental Authority (in cash or as an offset against another tax liability owing to such Governmental Authority) of any Taxes or Other Taxes attributable to any Account Party as to which it has been indemnified by such Account Party or with respect to which such Account Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Account Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED that such Account Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Account Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes not expressly required to be made available hereunder which it reasonably deems confidential) to any Account Party or any other Person.

               SECTION 2.20. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

               (a) PAYMENTS BY THE ACCOUNT PARTIES. Each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, under Section 2.17, 2.18 or 2.19, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim; PROVIDED that any payments in respect of Alternative Currency Letters of Credit shall be made in the manner (including the time and place of payment) as shall have been separately agreed between the relevant Account Party and the relevant Lender pursuant to Section 2.06. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices in New York, New York, except payments pursuant to Sections 2.17, 2.18, 2.19 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

               (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each reimbursement of LC Disbursements (other than in respect of Alternative Currency Letters of Credit) shall be made to the relevant Lenders pro rata according to the amounts of their respective Letter of Credit Commitments (or, in the case of any such reimbursement or payment after the termination of the Commitments, pro rata according to the aggregate LC Exposure of the Lenders); (ii) each payment of fees under Section 2.14 shall be made for account of the relevant Lenders, in each case, pro rata according to the amounts of their respective Commitments; (iii) each reduction of the amount of the Commitments of any Tranche under Section 2.11 shall be made ratably among the Lenders of such Tranche in accordance with their respective Commitments of such Tranche; (iv) each Borrowing shall be made from, and allocated pro rata among, the relevant Lenders according to the amounts of their respective Revolving Credit Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (v) each payment or prepayment of principal of Loans by any Account Party shall be made for account of the relevant Lenders pro rata according to the respective unpaid principal amounts of the Loans of such Account Party; and (vi) each payment of interest on Loans by an Account Party shall be made for account of the relevant Lenders pro rata according to the amounts of interest on such Loans then due and payable thereunder.

               (d) SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or LC Disbursements (other than with respect to Alternative Currency Letters of Credit) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and/or LC Disbursements (other than with respect to Alternative Currency Letters of Credit) and accrued interest thereon then due than the proportion received by any other relevant Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and/or LC Disbursements (other than with respect to Alternative Currency Letters of Credit) of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and/or LC Disbursements (other than with respect to Alternative Currency Letters of Credit); PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Disbursements to any assignee or participant, other than to any Account Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Account Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Account Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Account Party in the amount of such participation.

               (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from an Account Party prior to the date on which any payment is due to the Administrative Agent for account of the relevant Lenders hereunder that such Account Party will not make such payment, the Administrative Agent may assume that such Account Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the relevant Account Party has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

               (f) CERTAIN DEDUCTIONS BY THE ADMINISTRATIVE AGENT. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.20(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.21.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

               (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Section 2.17, or if any Account Party is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans and/or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Account Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.17, or if any Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.19, or if any Lender defaults in its obligation to fund Loans or to make LC Disbursements hereunder, then SCA may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee selected by SCA that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) SCA shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of all of its Loans and/or LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Account Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments.

               If any Lender under the Letter of Credit Tranche ceases to be a NAIC Approved Bank, then, so long as no Default shall have occurred and be continuing, SCA may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee selected by SCA that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) SCA shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of all of its Loans and/or LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Account Party (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments and (iv) notwithstanding anything herein to the contrary, the processing and recordation fee under

Section 9.04(b)(ii)(C) shall not be payable to the Administrative Agent if such assignee is another Lender.

               A Lender shall not be required to make any assignment and delegation pursuant to this Section if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling SCA to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               Each Account Party represents and warrants to the Lenders that:

               SECTION 3.01. ORGANIZATION; POWERS. Such Account Party and each of its Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within such Account Party's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Account Party and constitutes a legal, valid and binding obligation of such Account Party, enforceable against such Account Party in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Account Party or any of its Significant Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Account Party or any of its Significant Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Account Party or any of its Significant Subsidiaries.

               SECTION 3.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

               (a) FINANCIAL CONDITION. Such Account Party has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of such Account Party and its consolidated Subsidiaries (A) as of and for the fiscal year ended December 31, 2005, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (B) as of and for the fiscal quarter ended March 31, 2006. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of such Account Party and its respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP or (in the case of XLCA or XLFA) SAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) of the first sentence of this paragraph.

               (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 2005, there has been no material adverse change in the assets, business, financial condition or operations of such Account Party and its Subsidiaries, taken as a whole.

               SECTION 3.05.  PROPERTIES.

               (a) PROPERTY GENERALLY. Such Account Party and each of its Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.03 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) INTELLECTUAL PROPERTY. Such Account Party and each of its Significant Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Account Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.06.  LITIGATION AND ENVIRONMENTAL MATTERS.

               (a) ACTIONS, SUITS AND PROCEEDINGS. Except as disclosed in
Schedule III or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Account Party, threatened against or affecting such Account Party or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

               (b) ENVIRONMENTAL MATTERS. Except as disclosed in Schedule IV and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Account Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Such Account Party and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 3.08. INVESTMENT COMPANY STATUS. Such Account Party is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

               SECTION 3.09. TAXES. Such Account Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to file any such Tax return or pay any such Taxes could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.

               Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Account Party or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Account Party nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.

               SECTION 3.11. DISCLOSURE. The reports, financial statements, certificates or other information furnished by such Account Party to the Lenders in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, such Account Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               SECTION 3.12. USE OF CREDIT. Neither such Account Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used in connection with buying or carrying any Margin Stock. No part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock (except for repurchases of the capital stock of SCA and purchases of Margin Stock in accordance with SCA's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of SCA (or any committee thereof)). The purchase of any Margin Stock with the proceeds of any Loan will not be in violation of Regulation U or X of the Board and, after applying the proceeds of such Loan, not more than 25% of the value of the assets of SCA and its Subsidiaries taken as a whole consists or will consist of Margin Stock.

               SECTION 3.13. SUBSIDIARIES. Set forth in Schedule V is a complete and correct list of all of the Subsidiaries of SCA as of June 30, 2006, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule V, (x) each of SCA and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of SCA with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Account Party.

               SECTION 3.14. WITHHOLDING TAXES. Based upon information with respect to each Lender provided by each Lender to the Administrative Agent, as of the date hereof, the payment of the LC Disbursements and interest thereon, principal of and interest on the Loans, the fees under Section 2.14 and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Indemnified Taxes imposed by Bermuda.

               SECTION 3.15. STAMP TAXES. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any promissory notes evidencing Loans made (or to be made), it is not necessary, as of the date hereof, that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority in Bermuda or that any stamp or similar tax be paid on or in respect of this Agreement in any such jurisdiction, or such promissory notes or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have been paid.

               SECTION 3.16. LEGAL FORM. Each of this Agreement and any promissory notes evidencing Loans made (or to be made) is in proper legal form under the laws of any Account Party Jurisdiction for the admissibility thereof in the courts of such Account Party Jurisdiction.


                                   ARTICLE IV

                                   CONDITIONS

               SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders (or the Issuing Lender, as the case may be) to issue or continue Letters of Credit and to make Loans hereunder are subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

               (a) EXECUTED COUNTERPARTS. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

               (b) OPINIONS OF COUNSEL TO THE ACCOUNT PARTIES. Opinions, each dated the Effective Date, of (i) Susan Comparato, Esq., counsel to XLCA, substantially in the form of Exhibit B-1, (ii) Cahill Gordon & Reindel LLP, special U.S. counsel for the Account Parties, substantially in the form of Exhibit B-2 and (iii) Conyers, Dill & Pearman, special Bermuda counsel to SCA and XLFA, substantially in the form of Exhibit B-3.

               (c) OPINION OF SPECIAL NEW YORK COUNSEL TO CITIBANK. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citibank, substantially in the form of Exhibit C (and Citibank hereby instructs such counsel to deliver such opinion to the Lenders).

               (d) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, if applicable, of the Account Parties, the authorization of the Transactions and any other legal matters relating to the Account Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

               (e) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of SCA, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

               (f) SCA IPO. Evidence as to the closing of the initial public offering of common shares of SCA pursuant to the Registration Statement.

               (g) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to Citibank may reasonably request.

               The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by SCA of such fees as SCA shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citibank, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder (to the extent that reasonably detailed statements for such fees and expenses have been delivered to
SCA).

               The Administrative Agent shall notify the Account Parties and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders (or the Issuing Lender, as the case may be) to issue or continue, Letters of Credit or to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on August 31, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

               SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to issue, continue, amend, renew or extend any Letter of Credit or to make any Loan is additionally subject to the satisfaction of the following conditions:

               (a) the representations and warranties of the Account Parties set forth in this Agreement (other than, at any time after the Effective Date, in Section 3.04(b)) shall be true and correct on and as of the date of issuance, continuation, amendment, renewal or extension of such Letter of Credit or the date of such Loan, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

               (b) at the time of and immediately after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit or such Loan, as applicable, no Default shall have occurred and be continuing; and

               (c) in the case of any Alternative Currency Letter of Credit, receipt by the Administrative Agent of a request for offers as required by Section 2.06(a).

Each issuance, continuation, amendment, renewal or extension of a Letter of Credit and each Borrowing shall be deemed to constitute a representation and warranty by the Account Parties on the date thereof as to the matters specified in clauses (a) and (b) of the immediately preceding sentence.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

               Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Account Parties covenant and agree with the Lenders that:

               SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Account Parties will furnish to the Administrative Agent and each Lender:

               (a) within 90 days (or in the case of XLCA and XLFA, 120 days) after the end of each fiscal year of each Account Party, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Account Party and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods) (it being understood that delivery to the Lenders of SCA's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph
        (a) to deliver the annual financial statements of SCA so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (a)), all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such
        consolidated   financial  statements  present  fairly  in  all  material
        respects the financial condition and results of operations of such Account Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Account Party, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Account Party and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of such Account Party as presenting fairly in all material respects the financial condition and results of operations of such Account Party and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Lenders of SCA's Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (b) to deliver the quarterly financial statements of SCA so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (b);

               (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate signed on behalf of each Account Party by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.03, 6.05, 6.06 and 6.07 and
        (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying any material effect of such change on the financial statements accompanying such certificate;

               (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Account Party or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S. or other securities exchange, or distributed by such Account Party to its shareholders generally, as the case may be;

               (f) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of SCA, setting forth on a consolidated basis for SCA and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Section 6.03(h) and the aggregate book value of liabilities which are subject to Liens permitted under Section 6.03(h) (it being understood that the reports required by paragraphs (a) and (b) of this Section shall satisfy the requirement of this clause (i) of this clause
        (f) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of SCA; and

               (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of SCA or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

               SECTION 5.02. NOTICES OF MATERIAL EVENTS. Each Account Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default; and

               (b) any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Account Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Account Party with respect thereto.

               SECTION 5.03. PRESERVATION OF EXISTENCE AND FRANCHISES. Each Account Party will, and will cause each of its Significant Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation; PROVIDED that the foregoing shall not prohibit any merger or consolidation permitted under Section
6.01. Each Account Party will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

               SECTION 5.04. INSURANCE. Each Account Party will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

               SECTION 5.05. MAINTENANCE OF PROPERTIES. Each Account Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect, PROVIDED, HOWEVER, that the foregoing shall not impose on such Account Party or any Subsidiary of such Account Party any obligation in respect of any property leased by such Account Party or such Subsidiary in addition to such Account Party's obligations under the applicable document creating such Account Party's or such Subsidiary's lease or tenancy.

               SECTION 5.06. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS; PAYMENT OF OTHER CURRENT LIABILITIES. Each Account Party will, and will cause each of its Subsidiaries to, pay or discharge:

               (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

               (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

               (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.03) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Account Party or such Subsidiary in any proceeding under the Bermuda Companies Law or the Bermuda Insurance Law or any other applicable insurance law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Account Party or such Subsidiary;

PROVIDED that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Account Party or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy or claim (i) so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor or (ii) so long as such failure to pay or discharge would not have a Material Adverse Effect.

               SECTION 5.07. FINANCIAL ACCOUNTING PRACTICES. Such Account Party will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 in conformity with GAAP and to maintain accountability for assets.

               SECTION 5.08. COMPLIANCE WITH APPLICABLE LAWS. Each Account Party will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law, Bermuda Insurance Laws and other applicable insurance laws) in all respects; PROVIDED that such Account Party or any Subsidiary of such Account Party will not be deemed to be in violation of this Section as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or (ii) otherwise impair the ability of such Account Party to perform its obligations under this Agreement.

               SECTION 5.09. USE OF LETTERS OF CREDIT AND PROCEEDS. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Each Account Party will use the Letters of Credit issued for its account hereunder in the ordinary course of business of, and will use the proceeds of all Loans made to it for the general corporate purposes of, such Account Party and its Subsidiaries.

               SECTION 5.10. CONTINUATION OF AND CHANGE IN BUSINESSES. Each Account Party and its Significant Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date of this Agreement and businesses related or incidental thereto.

               SECTION 5.11. VISITATION. Each Account Party will permit such Persons as any Lender may reasonably designate to visit and inspect any of the properties of such Account Party, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Account Party at such times as such Lender may reasonably request. Each Account Party hereby authorizes its financial management to discuss with any Lender the affairs of such Account Party.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

               Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each of the Account Parties covenants and agrees with the Lenders that:

               SECTION 6.01. MERGERS. No Account Party will merge with or into or consolidate with any other Person, except that if no Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto (a) any Account Party may merge or consolidate with any other corporation, including a Subsidiary, if such Account Party shall be the surviving corporation, (b) SCA may merge with or into or consolidate with any other Person in a transaction that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of capital stock of SCA (other than the cancellation of any outstanding shares of capital stock of SCA held by the Person with whom it merges or consolidates) and (c) any Account Party may enter into a merger or consolidation which is effected solely to change the jurisdiction of incorporation of such

Account Party and results in a reclassification, conversion or exchange of outstanding shares of capital stock of such Account Party solely into shares of capital stock of the surviving entity.

               SECTION 6.02. DISPOSITIONS. No Account Party will, nor will it permit any of its Significant Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "DISPOSITION" and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

               (a) Dispositions in the ordinary course of business involving current assets or other invested assets classified on such Account Party's or its respective Subsidiaries' balance sheet as available for sale or as a trading account;

               (b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, PROVIDED that any such sales, conveyances or transfers shall not individually, or in the aggregate for the Account Parties and their respective Subsidiaries, exceed $200,000,000 in any calendar year;

               (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Account Party or its Subsidiaries; and

               (d) Dispositions from an Account Party or a wholly-owned Subsidiary to any other Account Party or wholly-owned Subsidiary.

               SECTION 6.03. LIENS. No Account Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

               (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on Part B of Schedule II;

               (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Section 5.06;

               (c) Liens on property securing all or part of the purchase price thereof to such Account Party and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Account Party (and extension, renewal and replacement Liens upon the same property); PROVIDED (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and
        (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Account Party, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

               (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Account Party or any such Subsidiary;

               (e) Liens securing Indebtedness permitted by Section 6.07(b) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

               (f) Liens on cash and securities of an Account Party or any of its Subsidiaries incurred as part of the management of its investment portfolio including, but not limited to, pursuant to any International Swaps and Derivatives Association, Inc. ("ISDA") documentation or any Specified Transaction Agreement in accordance with SCA's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of SCA (or any committee thereof);

               (g) Liens on cash and securities not to exceed $100,000,000 in the aggregate securing obligations of an Account Party or any of its Subsidiaries arising under any ISDA documentation or any other Specified Transaction Agreement (it being understood that in no event shall this clause (g) preclude any Person (other than any Subsidiary of SCA) in which SCA or any of its Subsidiaries shall invest (each an "INVESTEE") from granting Liens on such Person's assets to secure hedging obligations of such Person, so long as such obligations are non-recourse to SCA or any of its Subsidiaries (other than any investees)), PROVIDED that, for purposes of determining the aggregate amount of cash and/or securities subject to such Liens under this clause (g), the aggregate amount of cash and/or securities on which any Account Party or any Subsidiary shall have granted a Lien in favor of a counterparty at any time shall be netted against the aggregate amount of cash and/or securities on which such counterparty shall have granted a Lien in favor of such Account Party or such Subsidiary, as the case may be, at such time, so long as the relevant agreement between such Account Party or such Subsidiary, as the case may be, provides for the netting of their respective obligations thereunder;

               (h) Liens on (i) assets received, and on actual or imputed investment income on such assets received incurred as part of its business including activities utilizing ISDA documentation or any Specified Transaction Agreement relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Account Parties' or any of their Subsidiary's business as an insurance or reinsurance company (including GICs and Stable Value Instruments) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof (including GICs and Stable Value Instruments), in each case held in a segregated trust, trust or other account and securing such liabilities, (ii) assets securing Exempt Indebtedness of any Person (other than SCA or any of its Affiliates) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of SCA and its consolidated Subsidiaries in accordance with GAAP or (iii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; PROVIDED that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (h);

               (i) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business; and

               (j) Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Account Party or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Account Party or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and
        (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

               SECTION 6.04. TRANSACTIONS WITH AFFILIATES. No Account Party will, nor will it permit any of its Significant Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Account Party, or directly or indirectly agree to do any of the foregoing, except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Part A of Schedule II, (ii) transactions among the Account Parties and their wholly-owned Subsidiaries and (iii) transactions with Affiliates in good faith in the ordinary course of such Account Party's business consistent with past practice and on terms no less favorable to such Account Party or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

               SECTION 6.05. RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION. SCA will not permit at any time the ratio of (a) Total Funded Debt to (b) Total Capitalization to be greater than 0.30:1.00.

               SECTION 6.06. CONSOLIDATED NET WORTH. SCA will not permit Consolidated Net Worth to be less than (a) at any time prior to the second anniversary of the Effective Date, the sum of (i) $617,454,000 PLUS (ii) an amount equal to 65% of the gross proceeds from the initial public offering of common shares of SCA and (b) at any time from and after the second anniversary of the Effective Date, the greater of (i) the amount under clause (a) above and
(ii) an amount equal to 65% of the Consolidated Net Worth as of the end of the then most recent fiscal year or fiscal quarter of SCA for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b).

               SECTION 6.07. INDEBTEDNESS. No Account Party will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

               (a) Indebtedness created hereunder;

               (b) secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Account Party or any Subsidiary in an aggregate principal amount (for all Account Parties and their respective Subsidiaries) not exceeding at any time outstanding 15% of Total Capitalization (but excluding Loans outstanding hereunder);

               (c) other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;

               (d) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Account Party or any Subsidiary; and

               (e) Indebtedness existing on the date hereof and described in Part A of Schedule II and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

               SECTION 6.08. PRIVATE ACT. No Account Party will become subject to a Private Act.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

               If any of the following events ("EVENTS OF DEFAULT") shall occur:

               (a) any Account Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) any Account Party shall fail to pay any interest on any Loan or LC Disbursement or any fee payable under this Agreement or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 or more days;

               (c) any representation or warranty made or deemed made by any Account Party in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

               (d) any Account Party shall fail to observe or perform any covenant, condition or agreement contained in Article VI;

               (e) any Account Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 20 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Account Party;

               (f) any Account Party or any of its Subsidiaries shall default
        (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, PROVIDED that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (g) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Account Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Account Party under the Bermuda Companies Law or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Account Party or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

               (h) any Account Party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Account Party in furtherance of any of the aforesaid purposes;

               (i) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Account Party or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 45 days from the entry thereof;

               (j) an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Account Parties and their Subsidiaries in an aggregate amount exceeding $50,000,000; or

               (k) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Account Party described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Account Parties, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties; and in case of any event with respect to any Account Party described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Parties.

               If an Event of Default shall occur and be continuing and the Account Parties receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral for the aggregate LC Exposure of all the Lenders pursuant to this paragraph, the Account Parties shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the "UNIFORM COMMERCIAL CODE")), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the total LC Exposure as of such date PLUS any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Account Party described in clause (g) or
(h) of this Article. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this purpose each of the Account Parties hereby grant a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

               In addition to the provisions of this Article, each Account Party agrees that upon the occurrence and during the continuance of any Event of Default any Lender which has issued any Alternative Currency Letter of Credit may, by notice to any Account Party and the Administrative Agent: (a) declare that all fees and other obligations of such Account Party accrued in respect of Alternative Currency Letters of Credit issued by such Lender shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Account Party and (b) demand the deposit (without duplication of any amounts deposited with the Administrative Agent under the preceding paragraph) of cash collateral from such Account Party in immediately available funds in the currency of each such Alternative Currency Letter of Credit or, at the option of such Lender, in Dollars in an amount equal to the then aggregate undrawn face amount of all such Alternative Currency Letters of Credit and in such manner as previously agreed to by the relevant Account

Party and such Lender; PROVIDED that, in the case of any of the Events of Default specified in clause (g) or (h) of this Article, without any notice to any Account Party or any other act by the Administrative Agent or the Lenders, all fees and other obligations of the Account Parties accrued in respect of all Alternative Currency Letters of Credit shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party. If the Administrative Agent receives any notice from a Lender pursuant to the previous sentence, then it will promptly give notice thereof to the other Lenders.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

               SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the promissory notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of promissory notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Account Party pursuant to the terms of this Agreement.

               SECTION 8.02. AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any promissory note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Assumption entered into by the Lender which is the payee of such promissory note, as assignor, and a NAIC Approved Bank, as assignee, as provided in Section 9.04; (ii) may consult with legal counsel (including counsel for an Account Party), independent public accountants and other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Account Party; or to inspect the property (including the books and records) of any Account Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability to the Lenders under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable, telex or email) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 8.03. CITIBANK AND AFFILIATES. With respect to its Commitment, the Loans made by it, and any Letters of Credit issued by it as Issuing Lender and the promissory notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and/or Issuing Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Account Party and any Person who may do business with or own securities of any Account Party, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders or Issuing Lenders.

               SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
3.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

               SECTION 8.05. INDEMNIFICATION. The Lenders severally agree to indemnify the Administrative Agent (to the extent not reimbursed by the Account Parties) and all Related Parties ratably according to their respective Applicable Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out of pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Account Parties.

               SECTION 8.06. SUCCESSOR AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Account Parties and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent that, unless an Event of Default shall have occurred and then be continuing, is reasonably acceptable to SCA. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the

Lenders, appoint a successor Administrative Agent, which shall, unless an Event of Default shall have occurred and then be continuing, be reasonably acceptable to SCA, and shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

               SECTION 8.07. ARRANGERS, ETC. None of the Persons identified on the cover page hereof as Joint Lead Arrangers and Bookrunners, Syndication Agent or Documentation Agents shall, in their roles as such, have any responsibilities or liabilities under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

               SECTION 9.01.  NOTICES

               (a) Subject to clauses (b) through (e) below, all notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied, emailed or delivered by hand:

               (i) if to any Account Party, to SCA at XL House, One Bermudiana Road, Hamilton HM 11 Bermuda, Attention of Michael Rego (Telecopy No.
        (441) 295-5602), WITH A COPY to the Secretary of SCA at the same address and telecopy number (441) 295-2840;

               (ii) if to the Administrative Agent to Citibank, N.A., 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Sharon Morgan (Telecopier No.: 212-994-0961) (Telephone No.: 302-894-6117); and

               (iii) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

or, as to the Account Parties or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Account Parties and the Administrative Agent. All such notices and communications shall be deemed to have been duly given or made (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of mailed notices, three Business Days after being deposited in the mail, postage prepaid, and (iii) in the case of telecopier or email notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.

               (b) The Account Parties hereby agree that they will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default under this Agreement or (iii) is required to be delivered to satisfy any condition precedent to the occurrence of the Effective Date and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Account Parties agree to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent.

               (c) The Account Parties further agree that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, THE "AGENT PARTIES") HAVE ANY LIABILITY TO ANY ACCOUNT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF SUCH ACCOUNT PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

               (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Lender and Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement. Each Lender and Issuing Lender agrees (i) to provide to the Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

               (e) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

               SECTION 9.02.  WAIVERS; AMENDMENTS.

               (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Account Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

               (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Account Parties and the Required Lenders or by the Account Parties and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

               (i) increase the Commitment of any Lender without the written consent of such Lender,

               (ii) reduce the principal amount of any Loan or the amount of any reimbursement obligation of an Account Party in respect of any LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby,

               (iii) postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to an "evergreen" provision" to the extent permitted herein), without the written consent of each Lender directly affected thereby,

               (iv) change Section 2.20(c) or 2.20(d) without the consent of each Lender directly affected thereby, and

               (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

               SECTION 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

               (a) COSTS AND EXPENSES. SCA agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one legal counsel for the Administrative Agent and one legal counsel for the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

               (b) INDEMNIFICATION BY THE ACCOUNT PARTIES. SCA shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but not including Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds thereof or any Letter of Credit or the use thereof (including any refusal by any Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Account Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Account Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or willful misconduct of such Indemnitee.

               (c) REIMBURSEMENT BY LENDERS. To the extent that the Account Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

               (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, no Account Party shall assert, and each Account Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) PAYMENTS. All amounts due under this Section shall be payable promptly after written demand therefor.

               SECTION 9.04.  SUCCESSORS AND ASSIGNS.

               (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Account Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by an Account Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) ASSIGNMENTS BY LENDERS. (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and/or LC Disbursements at the time owing to it) and any Letters of Credit issued by such Lender (x) in the case of any assignment by an Lender under the Letter of Credit Tranche, to one or more NAIC Approved Banks or (y) in the case of any assignment by a Lender under the Revolving Credit Tranche, to one or more Persons, in each case with the prior written consent (such consent not to be unreasonably withheld) of:

                      (A) the Account Parties, PROVIDED that no consent of any Account Party shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing, any other assignee; and

                      (B) the Administrative Agent; and

                      (C) the Issuing Lender with respect to Participated Letters of Credit.

               (ii) Assignments shall be subject to the following additional conditions:

                      (A) except in the case of an assignment to a Lender, an Approved Fund or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and in multiples of $1,000,000 in excess thereof unless each of the Account Parties and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Account Parties shall be required if an Event of Default under clause (a), (b), (g) or
        (h) of Article VIII has occurred and is continuing;

                      (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                      (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                      (D) the assignee, if it shall not be a Lender, shall deliver an Administrative Questionnaire to the Administrative Agent (with a copy to SCA).

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement and each Letter of Credit, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iv) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Account Parties, the option to provide to the Account Parties all or any part of any Loan or LC Disbursement that such Granting Lender would otherwise be obligated to make to the Account Parties pursuant to Section 2.01, PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan or LC Disbursement,
(ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan or LC Disbursement, the Granting Lender shall be obligated to make such Loan or LC Disbursement pursuant to the terms hereof and
(iii) the Account Parties may bring any proceeding against either or both the Granting Lender or the SPV in order to enforce any rights of the Account Parties hereunder. The making of a Loan or LC Disbursement by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or LC Disbursement were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Account Parties or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan or Letter of Credit to its Granting Lender or to any financial institutions (consented to by the Account Parties and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and to issue such Letters of Credit and such SPV may disclose, on a confidential basis, confidential information with respect to any Account Party and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. Notwithstanding anything to the contrary in this Agreement, no SPV shall be entitled to any greater rights under Section 2.17 or Section 2.19 than its Granting Lender would have been entitled to absent the use of such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans or LC Disbursements under this Agreement.

               (v) The Administrative Agent, acting for this purpose as an agent of the Account Parties, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Account Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Account Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (c) PARTICIPATIONS. (i) Any Lender may, without the consent of the Account Parties, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loans and LC Disbursements owing to it); PROVIDED that (A) any such participation sold to a

Participant which is not a Lender, an Approved Fund or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of SCA and the Administrative Agent, unless a Default has occurred and is continuing, in which case the consent of SCA shall not be required, (B) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) the Account Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Account Parties agree that each Participant shall be entitled to the benefits of Section 2.17, 2.18 and 2.19 (subject to the requirements of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20(d) as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.17, 2.18 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the Lender interest assigned, unless (A) the sale of the participation to such Participant is made with the Account Parties' prior written consent and (B) in the case of Section 2.17 or 2.19, the entitlement to greater payment results solely from a Change in Law formally announced after such Participant became a Participant.

               (iii) In the event that any Lender sells participations in a Loan or Commitment, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all participants in the Loans and Commitments held by it (the "PARTICIPANT REGISTER"). The entries in the Participant Register shall be conclusive in the absence of manifest error, and the participating Lender shall treat each Person whose name is recorded in the Participant Register as the Participant for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary.

               (d) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               (e) NO ASSIGNMENTS TO ACCOUNT PARTIES OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to any Account Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

               SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Account Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Account Party against any of and all the obligations of such Account Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 9.09.  GOVERNING LAW; JURISDICTION; ETC.

               (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) SUBMISSION TO JURISDICTION. Each Account Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Account Party or its properties in the courts of any jurisdiction.

               (c) WAIVER OF VENUE. Each Account Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) SERVICE OF PROCESS. By the execution and delivery of this Agreement, SCA and XLFA acknowledge that they have by a separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011 (or any successor entity thereto), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               (e) WAIVER OF IMMUNITIES. To the extent that any Account Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

               (a) TREATMENT OF CERTAIN INFORMATION. Each of the Account Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to any Account Party or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Account Parties hereby authorizes each Lender to share any information delivered to such Lender by such Account Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that
(i) any such information shall be used only for the purpose of advising the Account Parties or preparing presentation materials for the benefit of the Account Parties and (ii) any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

               (b) CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and each SPV agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including self-regulating organizations) having jurisdiction over the Administrative Agent or any Lender (or any Affiliate thereof), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Account Parties, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Account Party and its obligations, (vii) with the consent of the Account Parties or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Account Party. For the purposes of this paragraph, "INFORMATION" means all information received from an Account Party relating to an Account Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Account Party; PROVIDED that, in the case of information received from an Account Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, each of the Administrative Agent and the Lenders agree that they will not trade the securities of any of the Account Parties based upon non-public Information that is received by them.

               SECTION 9.13. JUDGMENT CURRENCY. This is an international loan transaction in which the obligations of each Account Party under this Agreement to make payment hereunder shall be satisfied only in Dollars and only if such payment shall be made in New York City, and the obligations of each Account Party under this Agreement to make payment to (or for account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "JUDGMENT CURRENCY"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Account Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Account Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

               SECTION 9.14. USA PATRIOT ACT. Each Lender hereby notifies the Account Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender is required to obtain, verify and record information that identifies the Account Parties, which information includes the name and address of the Account Parties and other information that will allow such Lender to identify each Account Party in accordance with said Act.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        SECURITY CAPITAL ASSURANCE LTD


                                        By_________________________
                                           Name:
                                           Title:

                                        U.S. FEDERAL TAX IDENTIFICATION NO.:
None


                                        XL CAPITAL ASSURANCE INC.


                                        By_________________________
                                           Name:
                                           Title:

                                        U.S. FEDERAL TAX IDENTIFICATION NO.:
13-3635895


                                        XL FINANCIAL ASSURANCE LTD.


                                        By_________________________
                                           Name:
                                           Title:

                                        U.S. FEDERAL TAX IDENTIFICATION NO.:

                                        LENDERS

                                        CITIBANK, N.A.,
                                        individually and as Administrative Agent


                                        By_________________________
                                           Name:
                                           Title:

                                        JPMORGAN CHASE BANK, N.A.


                                        By_________________________
                                           Name:
                                           Title:

                                        DEUTSCHE BANK AG NEW YORK BRANCH


                                        By_________________________
                                           Name:
                                           Title:


                                        By_________________________
                                           Name:
                                           Title:

                                        GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                        By_________________________
                                           Name:
                                           Title:

                                        HSBC BANK USA, N.A.


                                        By_________________________
                                           Name:
                                           Title:

                                        MERRILL LYNCH BANK USA


                                        By_________________________
                                           Name:
                                           Title:

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By_________________________
                                           Name:
                                           Title:

                                        ABN AMRO BANK N.V.


                                        By_________________________
                                           Name:
                                           Title:

                                        BANK OF AMERICA, N.A.


                                        By_________________________
                                           Name:
                                           Title:

                                        THE BANK OF NEW YORK


                                        By_________________________
                                           Name:
                                           Title:

                                        CALYON NEW YORK BRANCH


                                        By_________________________
                                           Name:
                                           Title:

                                        LEHMAN BROTHERS BANK, FSB


                                        By_________________________
                                           Name:
                                           Title:

                                        UBS AG, STAMFORD BRANCH


                                        By_________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                            ASSIGNMENT AND ASSUMPTION


               This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

               For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.      Assignor:            ______________________________

2.      Assignee:            ______________________________
                             [and is an Affiliate/Approved Fund of [IDENTIFY
                             LENDER](1) [and is a NAIC Approved Bank](1) ]

3.      Account Parties:     Security Capital Assurance Ltd, XL Capital
                             Assurance Inc. and XL Financial Assurance Ltd.


----------
(1)  Select as applicable.

(2)  Insert to the extent required by Section 9.04(b) of the Credit Agreement.

4.     Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

5.     Credit Agreement:     Credit Agreement dated as of August [__], 2006
                             (as amended and in effect from time to time, the "CREDIT AGREEMENT"), between Security Capital
                             Assurance Ltd, XL Capital Assurance Inc. and XL
                             Financial Assurance Ltd., the Lenders named therein and Citibank, N.A., as Administrative Agent

6.     Assigned Interest:

---------------------------- ------------------------- ------------------------
    Aggregate Amount of             Amount of            Percentage Assigned
 Commitment/Loans for all        Commitment/Loans                of
          Lenders                    Assigned           Commitment/Loans(2)
---------------------------- ------------------------- ------------------------
 $                            $                                        %
---------------------------- ------------------------- ------------------------
 $                            $                                        %
---------------------------- ------------------------- ------------------------
 $                            $                                        %
---------------------------- ------------------------- ------------------------


Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:______________________________
                                           Title:


                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:______________________________
                                           Title:

----------
(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

CITIBANK, N.A.,
  as Administrative Agent


By_________________________________
  Title:


[Consented to:](3)

SECURITY CAPITAL ASSURANCE LTD


By:_________________________
   Name:
   Title:


XL CAPITAL ASSURANCE INC.


By_________________________
  Name:
  Title:


XL FINANCIAL ASSURANCE LTD.


By_________________________
   Name:
   Title:

----------
(4) To be added only if the consent of the Account Parties is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

        CREDIT AGREEMENT DATED AS OF AUGUST [__], 2006, BETWEEN SECURITY CAPITAL ASSURANCE LTD, CERTAIN OF ITS SUBSIDIARIES, THE LENDERS NAMED
              THEREIN AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT


                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

               1. REPRESENTATIONS AND WARRANTIES.

               1.1 ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Account Party, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Account Party, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

               1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

               2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

               3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                     EXHIBIT B-1


                      [Form of Opinion of Counsel to XLCA]


                                          August [__], 2006

To the Lenders party to the Credit Agreement referred to below and
Citibank, N.A.
as Administrative Agent,
2 Penns Way, Suite 200
New Castle, Delaware 19720
U.S.A.


Dear Sirs,

               I am Counsel of XL Capital Assurance Inc. ("XLCA"). I am furnishing this opinion to you pursuant to Section 4.01(b)(i) of the Credit Agreement dated as of August [__], 2006, between Security Capital Assurance Ltd ("SCA"), XLCA, and XL Financial Assurance Ltd. ("XLFA") (collectively, the "XL Entities"), as account parties (collectively, the "Account Parties"), the Lenders parties thereto and Citibank, N.A., as Administrative Agent (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Agreement.

               In this connection, I have examined the Agreement.

               For purposes of this opinion I have been informed that you are receiving an opinion of an opinion of Cahill Gordon & Reindel LLP, special New York counsel for the Account Parties, as to, among other things, the Account Parties each having all the requisite power and authority and having taken all necessary corporate or other action to execute and deliver (and having duly authorized, executed and delivered) the Agreement. I have not independently verified any of the matters contained in such opinions or made any investigations in connection with any such matters.

               I have examined and relied upon the representations, warranties and covenants contained in the Agreement, certificates of public officials and of other officers of each of the Account Parties and such other documents and records as I deemed relevant and necessary as a basis for the opinions hereinafter expressed.

               In rendering the opinions set forth below, I have assumed that the signatures on documents and instruments examined by me as originals are authentic and that all documents submitted to me as copies conform with the originals, which facts I have not independently verified.

               Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of the opinion that:

               1. XLCA is duly incorporated under the laws of the State of New York.

               2. To my knowledge after due inquiry, except as routinely encountered in claims activity, there is no litigation or governmental proceeding by or against XLCA or any Subsidiary of XLCA pending or threatened which could reasonably be expected (in light of reserves and total shareholder equity of XLCA and after taking into account XLCA's business and activities) to have a Material Adverse Effect if adversely determined.

               3. Neither the execution and delivery of the Agreement nor any other documents or instruments executed or delivered in connection with the Agreement, the consummation of the transactions therein contemplated nor compliance with the terms and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of XLCA or of any applicable law or of any material agreement or instrument of which I have knowledge after due inquiry to which XLCA is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property of XLCA pursuant to the terms of any such agreement or instrument.

               4. To my knowledge, XLCA is not in violation of any charter document, corporate minute or resolution or any instrument or agreement of which I have knowledge after due inquiry, in each case binding on it or affecting its property in any manner which could have a Material Adverse Effect.

               5. To my knowledge after due inquiry, XLCA is qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities is such that failure to be so qualified would have a Material Adverse Effect.

               In rendering this opinion, I express no opinions as to the laws of any jurisdictions other than the laws of the State of New York and the Federal laws of the United States of America.

               Neither this opinion nor any part hereof may be delivered to or used or relied upon by any person other than you and the Lenders without my prior written consent.

                                        Very truly yours,


                                        Susan Comparato

                                                                     EXHIBIT B-2


        [Form of Opinion of Special U.S. Counsel to the Account Parties]


                                                   August [__], 2006


                    Re: Credit Agreement (the "Agreement") dated as of August [__], 2006, between Security Capital Assurance Ltd, XL Capital Assurance Inc. ("XLCA") and XL Financial Assurance Ltd., as Account Parties (collectively, the "Loan Parties"), the Lenders party thereto and Citibank, N.A., as Administrative Agent.


The Lenders party to the Agreement
and Citibank, N.A.,
as Administrative Agent
2 Penns Way, Suite 200
New Castle, Delaware 19720
USA


Ladies and Gentlemen:

               We have acted as special New York counsel to the Loan Parties in connection with the Agreement. This opinion is furnished to you at the request of the Loan Parties pursuant to section 4.01(b)(ii) of the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Agreement.

               In this connection, we have examined the Agreement to be executed as of the date hereof.

               We have examined and relied upon the representations, warranties and covenants contained in the Agreement, certificates of public officials and of officers of the Loan Parties and such other documents and records as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

               In rendering the opinions set forth below, we have assumed that the signatures on documents and instruments examined by us as originals are authentic and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

               For purposes of this opinion, we have assumed that you have all requisite power and authority and have taken all necessary corporate or other action to execute and deliver (and have duly authorized, executed and delivered) the Agreement.

               No opinion is expressed herein with respect to (i) the enforceability of the set-off provisions of the Agreement, (ii) the enforceability of any waiver by any Loan Party of demand, (iii) the effect of the laws of any jurisdiction other than New York that limit rates of interest that may be charged or collected by the Lenders and (iv) the enforceability of any provision in the Agreement purporting to establish evidentiary standards.

               We express no opinion as to (i) whether a court would give effect to the choice of law provided for in the Agreement (ii) Section 9.09 of the Agreement, insofar as such Section relates to the subject matter jurisdiction of any court to adjudicate any controversy related to the Agreement and (iii) the waiver of trial by jury set forth in Section 9.10 of the Agreement.

               Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

               1. XLCA is validly existing as a corporation in good standing under the laws of the State of New York. XLCA has the corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder.

               2. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is required in connection with (i) the execution and delivery by the Loan Parties of the Agreement, (ii) the consummation by the Loan Parties of the transactions contemplated by the Agreement or (iii) the performance by the Loan Parties of or compliance by the Loan Parties with the terms and conditions of the Agreement.

               3. The Agreement has been duly and validly authorized by XLCA. The Agreement has been duly executed and delivered by the Loan Parties, and constitutes the legal, valid and binding obligation of the Loan Parties, enforceable in accordance with the terms thereof.

               4. None of the Loan Parties is an Investment Company as defined in the Investment Company Act of 1940.

               5. The execution and delivery by each Loan Party of, and the performance and incurrence by each Loan Party of its obligations and liabilities under, the Agreement does not and will not violate any applicable law presently existing or any published rule or regulation of the United States of America (including, without limitation, Regulations U or X of the Board) or the State of New York.

               The enforceability of the Agreement is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity), including the principles of commercial reasonableness or conscienability.

               In rendering this opinion we express no opinions as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America.

               Neither this opinion nor any part hereof may be delivered to or used or relied upon by any person other than you and each of your successors and permitted assigns without our written consent.

                                                   Very truly yours,

                                                                     EXHIBIT B-3

          [Form of Opinion of Special Bermuda Counsel to SCA and XLFA]

                                                               August [__], 2006

The Lenders party to the Agreement
Referred to below and                                           441-299-4918

Citibank, N.A.,
as administrative agent for such Lenders
2 Penns Way, Suite 200
New Castle, Delaware 19720
USA



Dear Sirs

Security Capital Assurance Ltd and XL Financial Assurance Ltd. (the "Companies")

We have acted as special legal counsel in Bermuda to the Companies in connection with a five-year credit agreement.

For the purposes of giving this opinion, we have examined an executed copy of a Credit Agreement dated as of August [__], 2006, by and between Security Capital Assurance Ltd, XL Capital Assurance Inc., XL Financial Assurance Ltd., Lenders parties thereto and Citibank, N.A., as Administrative Agent (the "Credit Agreement" which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of each Company, each certified by the Secretary of the respective Company on August [__], 2006, minutes of a meeting of the directors of the respective Company held on [_____], 2006 (the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Credit Agreement, other than the Companies, to enter into and perform its respective obligations under the Credit Agreement, (d) the due execution of the Credit Agreement by each of the parties thereto, other than the Companies, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Credit Agreement and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Credit Agreement which is expressed to be governed by such laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by each Company pursuant to the Credit Agreement to the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York (the "Foreign Courts"), (j) that none of the parties to the Credit Agreement has carried on or will carry on activities, other than the performance of its obligations under the Credit Agreement, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Credit Agreement, other than the Companies, will perform its obligations under the Credit Agreement in or from within Bermuda.

We have also assumed that at all material times each Company will comply with the conditions attached to its registration as an insurer under the Insurance Act 1978 and the regulations promulgated thereunder.

The obligations of the Companies under the Credit Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Credit Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Companies.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and the benefit of the Lenders and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. Each of the Companies is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

2. The Companies have the necessary corporate power and authority to enter into and perform their respective obligations under the Credit Agreement. The execution and delivery of the Credit Agreement, as applicable, by each Company and the performance by each Company of its respective obligations thereunder will not violate the memorandum of association or bye-laws of the respective Company nor any applicable law, regulation, order or decree in Bermuda.

3. The Companies have taken all corporate action required to authorise its execution, delivery and performance of the Credit Agreement. The Credit Agreement has been duly executed and delivered by or on behalf of each Company and constitutes the valid and binding obligations of each Company in accordance with the terms thereof.

4. No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Credit Agreement.

5. It is not necessary or desirable to ensure the enforceability in Bermuda of the Credit Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

6. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to or by any Company pursuant to the Credit Agreement. The Credit Agreement will not be subject to ad valorem stamp duty in Bermuda.

7. The choice of the Foreign Laws as the governing law of the Credit Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature,
     (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Credit Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon each Company.

8. The courts of Bermuda would recognise as a valid judgment a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Credit Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

9. The Companies are not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Credit Agreement in respect of themselves or their property.

10. The Credit Agreement is in an acceptable legal form under the laws of Bermuda for enforcement thereof in Bermuda.

11. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [_____] on August [__], 2006 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against any of the Companies, nor any legal or governmental proceedings pending in Bermuda to which any of the Companies is subject.

                                        Yours faithfully


                                        CONYERS DILL & PEARMAN

                                                                       EXHIBIT C



            [Form of Opinion of Special New York Counsel to Citibank]

                                                               August [__], 2006

To the Lenders party to the Credit Agreement referred to below and
Citibank, N.A., as Administrative Agent


Ladies and Gentlemen:

               We have acted as special New York counsel to Citibank, N.A. ("CITIBANK") in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of August [__], 2006, between Security Capital Assurance Ltd, XL Capital Assurance Inc., XL Financial Assurance Ltd., the lenders party thereto and Citibank, as Administrative Agent, providing for letters of credit to be issued, or loans to be made, by said lenders to the Account Parties in an aggregate principal or face amount not exceeding $500,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(c) of the Credit Agreement.

               In rendering the opinions expressed below, we have examined the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement. We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by, and (except, to the extent set forth below, as to the Account Parties) constitutes a legal, valid, binding and enforceable obligation of, all of the parties thereto, that all signatories thereto have been duly authorized, that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same, and that all authorizations, approvals or consents of (including all foreign exchange control approvals), all filings or registrations with, any governmental or regulatory authority or agency of Bermuda required for the making and performance by any Account Party of the Credit Agreement have been obtained or made and are in effect.

               Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Account Party thereto, enforceable against such Account Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and subject to the possible judicial application of foreign laws or governmental action, and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

               The foregoing opinions are subject to the following comments and qualifications:

               (A) The enforceability of Section 9.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

               (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

               (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
        York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of Section 2.20(d) of the Credit Agreement, (iii) Section 9.08 of the Credit Agreement, (iv) the first sentence of Section 9.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (v) the waiver of inconvenient forum set forth in Section 9.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, (vi)
        Section 9.09(e) of the Credit Agreement to the extent it relates to immunity acquired after the date of execution and delivery of the Credit Agreement and (vii) Section 9.13 of the Credit Agreement.

               The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

               At the request of our client, this opinion letter is, pursuant to
Section 4.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Citibank and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Credit Agreement (other than your successors and assigns as Lenders and Persons that acquire participations in your extensions of credit under the Credit Agreement) without, in each instance, our prior written consent.

                                        Very truly yours,

WJM/MJB

                                                                       EXHIBIT D

                      [Form of Confirming Lender Agreement]


                         [Letterhead of Issuing Lender]

                                                             [____], 20[__]

[Name of Confirming Lender]
[Address]

Ladies and Gentlemen:

               Reference is made to the Credit Agreement dated as of August [__], 2006 (as amended and in effect, the "CREDIT AGREEMENT"), between Security Capital Assurance Ltd, XL Capital Assurance Inc. and XL Financial Assurance Ltd., the Lenders party thereto and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

               The undersigned (the "ISSUING LENDER") is a Lender under the Credit Agreement but is not on the date hereof listed on the most current "Bank List" of banks approved by the NAIC. Accordingly, in order to be a "NAIC Approved Bank" for the purposes of the Credit Agreement, the Issuing Lender hereby requests that you be a Confirming Lender with respect to the Issuing Lender for the purposes of the Credit Agreement and each Syndicated Letter of Credit and Non-Syndicated Letter of Credit issued or continued thereunder.

               By your signature below, you undertake that you will honor the obligations of the Issuing Lender in respect of any draft drawn under and in strict compliance with the terms of any Syndicated Letter of Credit and Non-Syndicated Letter of Credit issued or continued under the Credit Agreement as if, and to the extent, you were the Issuing Lender under the relevant Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be. Notwithstanding the foregoing, your liability under all Syndicated Letters of Credit and Non-Syndicated Letters of Credit at any one time issued or continued under the Credit Agreement shall be limited to an amount (the "LIABILITY Limit") equal to the Commitment of the Issuing Lender under the Credit Agreement in effect on the date hereof (an amount equal to $_________). In addition, you hereby irrevocably appoint and designate the Administrative Agent as your attorney-in-fact, acting through any duly authorized officer of the Person serving as the Administrative Agent, to execute and deliver, at any time prior to the Commitment Termination Date in effect on the date of this letter agreement, in your name and on your behalf each Syndicated Letter of Credit and Non-Syndicated Letter of Credit to be confirmed by you in accordance herewith and with the Credit Agreement. You agree that, promptly upon the request of the Administrative Agent, you will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit or Non-Syndicated Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for you in connection with the execution and delivery of such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be.

               In consideration of the foregoing, the Issuing Lender agrees that if you shall make any LC Disbursement in respect of any Syndicated Letter of Credit or Non-Syndicated Letter of Credit, regardless of the identity of the account party of such Syndicated Letter of Credit or Non-Syndicated Letter of Credit, as the case may be, the Issuing Lender shall reimburse you by paying to you an amount equal to the amount of the LC Disbursement made by you, such payment to be made not later than noon, New York City time, on the Business Day immediately following the day that the Issuing Lender receives such notice. The Issuing Lender's obligations to reimburse you as provided in the foregoing sentence shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this letter agreement under any and all circumstances whatsoever, and irrespective of any event or circumstance of the type described in Section 2.03(b) or 2.04(g), as applicable, of the Credit Agreement (or of any analogous event or circumstance relating to the undersigned).

               If any LC Disbursement is made by you, then, unless the Issuing Lender shall reimburse the amount of such LC Disbursement to you in full on the date such LC Disbursement is made by you, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date of reimbursement, at the rate per annum equal to (i) the Federal Funds Effective Rate to but excluding the date three Business Days after such LC Disbursement and (ii) from and including the date three Business Days after such LC Disbursement, 2% plus the Federal Funds Effective Rate.

               This letter agreement shall be governed by and construed in accordance with the law of the State of New York. This letter agreement is an "agreement" of the type referred to in the definition of "Confirming Lender" in
Section 1.01 of the Credit Agreement.

               Please indicate your acceptance of the foregoing terms and conditions by signing the two enclosed copies of this letter agreement and returning (a) one such signed copy to the undersigned at the address of the Issuing Lender indicated herein and (b) the other such signed copy to the Administrative Agent at Citibank, N.A., 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Sharon Morgan (Telecopier No.: 212-994-0961) (Telephone No.: 302-894-6117).


                                        [NAME OF ISSUING LENDER]


                                        By____________________________
                                          Title:


AGREED AS AFORESAID:

[NAME OF CONFIRMING LENDER]


By____________________________
  Title: